                     CREDIT AGREEMENT


              Dated as of December 12, 1995,

                           Among

                   CERIDIAN CORPORATION,

              BANK OF AMERICA NATIONAL TRUST
                 AND SAVINGS ASSOCIATION,
                         as Agent

                            and

         THE FINANCIAL INSTITUTIONS PARTIES HERETO

                        Arranged By

                    BA SECURITIES, INC.

                                With

                        THE BANK OF NEW YORK

                                 and

                  FIRST BANK NATIONAL ASSOCIATION,
                          as Lead Managers

                          TABLE OF CONTENTS


       Section                                                 Page

       ARTICLE I
       DEFINITIONS................................................1
       1.01 Defined Terms.........................................1
       1.02 Other Interpretive Provisions........................19
            (a)  Defined Terms...................................19
            (b)  The Agreement...................................19
       1.03 Accounting Principles................................20

       ARTICLE II
       THE CREDITS...............................................20
       2.01 Amount and Terms of Commitments......................20
            (a)  The Committed Loans ............................20
            (b)  The Letters of Credit...........................20
            (c)  Participation; Old Letters of Credit............21
       2.02 Loan Accounts........................................21
       2.03 Procedure for Committed Borrowings...................21
       2.04 Letter of Credit Requests............................22
       2.05 Extension of Letters of Credit.......................23
       2.06 Conversion and Continuation Elections for Committed
            Borrowings...........................................23
       2.07 Bid Borrowings.......................................24
       2.08 Procedure for Bid Borrowings.........................25
       2.09 Voluntary Termination or Reduction of Commitments....28
       2.10 Optional Prepayments................................ 28
       2.11 Repayment............................................29
       2.12 Repayment of Letter of Credit Drawings...............29
       2.13 Default in Reimbursement of Issuing Bank.............30
       2.14 Interest.............................................31
       2.15 Fees.................................................31
            (a) Fees Payable to BofA and the Agent...............31
            (b) Commitment Fees..................................32
            (c) Letter of Credit Fees............................32
            (d) Fees under the Existing Company Credit Agreement.33
       2.16 Computation of Fees and Interest.....................33
       2.17 Payments by the Company..............................33
       2.18 Payments by the Banks to the Agent...................34

       2.19 Sharing of Payments, Etc.............................34
       2.20 Pro Rata Treatment.  ................................35

       ARTICLE III
       TAXES, YIELD PROTECTION AND ILLEGALITY....................35
       3.01 Taxes................................................35
       3.02 Illegality...........................................37
       3.03 Increased Costs and Reduction of Return..............38
       3.04 Funding Losses.......................................38
       3.05 Inability to Determine Rates.........................39
       3.06 Substitution of Banks................................39
       3.07 Survival.............................................40

       ARTICLE IV
       CONDITIONS PRECEDENT......................................40
       4.01 Conditions to Effectiveness and Initial Advances of Loans and Issuances of Letters of Credit up to an
            Aggregate Exposure of $75 Million....................40
            (a)  Credit Agreement................................40
            (b)  Resolutions; Incumbency.........................40
            (c)  Organization Documents; Good Standing...........40
            (d)  Legal Opinion...................................41
            (e)  Certificate.....................................41
            (f)  Payment of Fees and Expenses....................41
            (g)  Subsidiary Guaranty.............................41
            (h)  Merger..........................................41
            (i)  Existing Indebtedness...........................42
            (j)  Pro Forma Financial Statements..................42
            (k)  Indebtedness....................................42
            (l)  Approvals and Consents..........................42
            (m)  Compliance Certificate..........................42
            (n)  Other Documents................................ 42
                                                                .
       4.02 Conditions to Advances of Loans and Issuances of
            Letters of Credit in
            Excess of $75 Million of Aggregate Exposure..........42
            (a)  After Comdata Debt Retired......................43
            (b)  Before Comdata Debt Retired.....................43
                 (i)  Debt Tender Offer..........................43
                 (ii) Approvals and Consents.....................43
                 (iii)Legal Opinion..............................44
                 (iv) Non-Tendered Senior Notes and Senior
                      Subordinated Debentures....................44
                 (v)  Junior Subordinated Notes..................44

       4.03 Conditions to All Credit Extensions..................44
            (a)  Notice of Borrowing or Continuation/Conversion..44
            (b)  Notice of Acceptance............................44
            (c)  Letter of Credit Request........................45
            (d)  Continuation of Representations and Warranties..45
            (e)  No Existing Default.............................45

       ARTICLE V
       REPRESENTATIONS AND WARRANTIES............................45
       5.01 Corporate Existence and Power........................45
       5.02 Corporate Authorization; No Contravention............46
       5.03 Governmental Authorization...........................46
       5.04 Binding Effect.......................................46
       5.05 Litigation...........................................47
       5.06 No Default...........................................47
       5.07 ERISA Compliance.....................................47
       5.08 Title to Properties..................................48
       5.09 Taxes................................................48
       5.10 Financial Condition..................................48
       5.11 Environmental Matters................................49
       5.12 Regulated Entities...................................49
       5.13 No Burdensome Restrictions...........................50
       5.14 Solvency.............................................50
       5.15 Labor Relations......................................50
       5.16 Copyrights, Patents, Trademarks and Licenses, etc....50
       5.17 Material Subsidiaries and Equity Investments.........50
       5.18 Insurance............................................50
       5.20 Full Disclosure......................................51




       ARTICLE VI
       AFFIRMATIVE COVENANTS.....................................51
       6.01 Financial Statements.................................51
       6.02 Certificates; Other Information......................51
       6.03 Notices..............................................52
       6.04 Preservation of Corporate Existence, Etc.............53
       6.05 Maintenance of Property..............................54
       6.06 Insurance............................................54
       6.07 Payment of Obligations...............................54
       6.08 Compliance with Laws.................................54
       6.09 Inspection of Property and Books and Records.........55
       6.10 Environmental Laws...................................55

       6.11 Use of Proceeds......................................55
       6.12 Additional Guarantors................................55
       6.13 Further Assurances...................................56

       ARTICLE VII
       NEGATIVE COVENANTS........................................56
       7.01 Limitation on Liens..................................56
       7.02 Mergers, Consolidations and Dispositions of Assets...57
       7.03 Cash Investments; Minority Investments...............59
       7.04 Indebtedness.........................................59
       7.05 Contingent Obligations...............................59
       7.06 Use of Proceeds......................................59
       7.07 Hostile Acquisitions.................................59
       7.08 Lease Obligations....................................60
       7.09 Consolidated Net Worth...............................60
       7.10 Fixed Charge Coverage Ratio..........................60
       7.11 Leverage Ratio.......................................60
       7.12 Change in Business...................................60
       7.13 Accounting Changes...................................60
       7.14 Contracts of Subsidiaries............................60

       ARTICLE VIII
       EVENTS OF DEFAULT.........................................61
       8.01 Event of Default.....................................61
            (a)  Non-Payment.....................................61
            (b)  Representation or Warranty......................61
            (c)  Specific Defaults...............................61
            (d)  Other Defaults..................................61
            (e)  Cross-Default...................................61
            (f)  Insolvency; Voluntary Proceedings...............61
            (g)  Involuntary Proceedings.........................62
            (h)  ERISA...........................................62
            (i)  Monetary Judgments..............................62
            (j)  Ownership.......................................62
            (k)  Subsidiary Guaranty.............................63
       8.02 Remedies.............................................63
       8.03 Rights Not Exclusive.................................63

       ARTICLE IX
       THE AGENT.................................................63
       9.01 Appointment and Authorization........................63
       9.02 Delegation of Duties.................................64
       9.03 Liability of Agent...................................64
       9.04 Reliance by Agent....................................64
       9.05 Notice of Default....................................65
       9.06 Credit Decision......................................65
       9.07 Indemnification......................................66
       9.08 Agent in Individual Capacity.........................66
       9.09 Successor Agent......................................67

       ARTICLE X
       MISCELLANEOUS.............................................67
       10.01 Amendments and Waivers..............................67
       10.02 Notices.............................................68
       10.03 No Waiver; Cumulative Remedies......................68
       10.04 Costs and Expenses..................................68
       10.05 Indemnity...........................................69
            (a)  General Indemnity...............................69
            (b)  Survival; Defense...............................69
       10.06 Marshalling; Payments Set Aside.....................70
       10.07 Successors and Assigns..............................70
       10.08 Assignments, Participations, etc....................70
       10.09 Set-off.............................................72
       10.10 Automatic Debits of Fees............................72
       10.11 Notification of Addresses, Lending Offices, Etc.....72
       10.12 Counterparts........................................72
       10.13 Severability........................................73
       10.14 No Third Parties Benefited..........................73
       10.15 Time................................................73
       10.16 GOVERNING LAW AND JURISDICTION......................73
       10.17 WAIVER OF JURY TRIAL................................73
       10.18 Entire Agreement....................................74
       10.19 Interpretation......................................74
       10.20 Term of Agreement...................................74
       10.21 Foreign Currency Conversion.........................74

                              SCHEDULES

  Schedule 1.01       Old Letters of Credit
  Schedule 2.01       Bank Commitments
  Schedule 4.01       Indebtedness
  Schedule 5.05       Litigation
  Schedule 5.07       ERISA Disclosures
  Schedule 5.10       Contingent Obligations and Partnerships
  Schedule 5.11       Environmental Matters
  Schedule 5.17       Subsidiaries and Material Subsidiaries
  Schedule 5.17(A)    Minority Investments
  Schedule 7.02       Assets Permitted to be Disposed of as of the
                       Closing Date


                              EXHIBITS

  Exhibit A     Compliance Certificate
  Exhibit B     Assignment Agreement
  Exhibit C     Invitation for Competitive Bids
  Exhibit D     Letter of Credit Application
  Exhibit E     Notice of Borrowing
  Exhibit F     Notice of Conversion/Continuation
  Exhibit G     Subsidiary Guaranty
  Exhibit H     Competitive Bid Request
  Exhibit I     Competitive Bid
  Exhibit J-1   Opinion of Counsel to Company
  Exhibit J-2   Opinion of Counsel to Company
  Exhibit K     Bid Loan Note

                          CREDIT AGREEMENT


       This CREDIT AGREEMENT is entered into as of December 12, 1995 by and among Ceridian Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time parties to this Agreement (collectively, the "Banks"; individually, a "Bank") and Bank of America National Trust and Savings Association, as Agent for the Banks.

       WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Company, the Banks and the Agent hereby agree as follows:


                              ARTICLE I

                             DEFINITIONS

       I.1   Defined Terms.    In  addition to  the  terms  defined
  elsewhere in this Agreement, the following terms have the following meanings:

             "Absolute  Rate"   has   the  meaning   specified   in
  subsection 2.08(c).

             "Absolute  Rate  Auction"  means  a  solicitation   of
  Competitive Bids setting forth Absolute Rates pursuant to Section
  2.08.

             "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

             "Acquisition Corp." means Convoy Acquisition Corp., a Delaware corporation.

             "Affected  Bank"   has   the  meaning   specified   in
  Section 3.06.

             "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 15% or more of the voting equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

             "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent appointed pursuant to
  Section 9.09..

             "Agent-Related Persons" means BofA and any successor agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

             "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

             "Aggregate Commitment" means the combined Commitments of the Banks, in the initial amount of Three Hundred Twenty-Five Million Dollars ($325,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

             "Aggregate Exposure" means at any time, the sum of (a) the aggregate principal amount of outstanding Committed Loans and Bid Loans, plus (b) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (c) the aggregate amount of drawings made under Letters of Credit for which the applicable Issuing Bank has not yet been reimbursed.

             "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

             "Applicable Commitment Fee Percentage," "Applicable Financial L/C Percentage," "Applicable Margin" and "Applicable Performance L/C Percentage" mean the percentages (the "Applicable Percentages") specified in the table below after applying the rules of application which immediately follow the table:



                       Company's Actual or Implied Senior
                       Unsecured Long-Term Debt
                       Rating (S&P/Moody's):


       Applicable      Level I   Level    Level    Level  Level V
      Percentages:      BBB-       II      III      IV     B+/B1
                        /Baa3   BB+/Ba1   BB/Ba2    BB-     and
                         and                       /Ba3    Below
                        Above


  Applicable            0.175%    0.225%   0.25%  0.275%     0.35%
  Commitment Fee
  Percentage

  Applicable            0.475%     0.65%   0.80%    1.0%    1.375%
  Financial L/C
  Percentage

  Applicable Margin:
  Base Rate                 0%        0%      0%      0%    0.375%
  Committed Loans


  Applicable Margin:    0.475%     0.65%   0.80%    1.0%    1.375%
  Offshore Rate
  Committed Loans


  Applicable           0.2375%    0.325%   0.40%   0.50%   0.6875%
  Performance L/C
  Percentage


  where the following rules of application shall apply:

          (a) the Company's senior unsecured long-term debt rating as in effect on the last business day of any calendar month shall be used to determine the Applicable Percentages for the immediately succeeding calendar month;

             (b) if at any time S&P and Moody's assign different senior unsecured long-term debt ratings to the Company, the Applicable Percentages shall be determined based on the higher of such ratings if the lower of such ratings is not more than two ratings levels lower than the higher, and shall be determined based on the lower of such ratings if the lower of such ratings is more than two ratings levels lower than the higher;

             (c) if at any time only one Rating Agency assigns a senior unsecured long-term debt rating to the Company, that
       rating  shall   be   used  to   determine   the   Applicable
       Percentages;

             (d) if at any time neither Rating Agency assigns a senior unsecured long-term debt rating to the Company, but either or both Rating Agencies rate the Company's preferred stock, then the Applicable Percentages shall be determined utilizing such preferred stock rating(s) in accordance with the foregoing table and rules of applicability except that each ratings level specified in the table for senior unsecured long-term debt shall be adjusted two ratings levels lower for application to the Company's preferred stock;

             (e) if at  any time  neither Rating  Agency assigns  a
       senior unsecured long-term debt rating to the Company and neither Rating Agency rates the Company's preferred stock, then the Applicable Percentages shall be determined utilizing Level V in the table above; and

             (f) as of the Closing Date, the Applicable Percentages shall be determined utilizing Level II until adjusted as provided herein.

             "Arranger" means BA Securities, Inc.

             "Assignee" is defined in subsection 10.08(a).

             "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the non-duplicative allocated cost of internal legal services and all disbursements of internal counsel.

             "BAI" means Bank of America Illinois, an Illinois chartered bank.

             "Bank" (a) has the meaning specified in the introductory clause hereto and (b) also includes any financial institution becoming a party hereto by execution of an assignment and acceptance agreement in accordance with Section 10.08.

             "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

             "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. S 101, et seq.).

             "Base Rate" means the higher of:

             (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

             (b) 0.50% per  annum above  the latest  Federal  Funds
       Rate.

       Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

             "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.

             "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

             "Bid Loan" means a Loan by a Bank to the Company under
  Section 2.07, which may be an  IBOR Bid Loan or an Absolute  Rate
  Bid Loan.

             "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Company.

             "Bid Loan Note" has  the meaning specified in  Section
  2.02.

             "BofA" means Bank of America National Trust and Savings Association, a national banking association.

             "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and, other than in the case of Base Rate Committed Loans, having the same Interest Period made to the Company on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing.

             "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03 or 2.08, or any date on which a Letter of Credit is issued under Section 2.04.

             "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

             "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

             "Capital Expenditures" means, for any period, the aggregate of all capitalized software costs and all expenditures by the Company and its Subsidiaries for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) as shown in the Company's consolidated statements of cash flow for such period in accordance with GAAP.

             "Capital Lease" has the meaning specified in the definition of Capital Lease Obligations.

             "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

             "Cash Equivalents" means:

             (b) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six months from the date of acquisition;

             (c) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S. commercial or investment bank or broker having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P and P-1 by Moody's; and

             (d) commercial paper or promissory notes of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three months.

             "Closing Date" means December 12, 1995.

             "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

             "Comdata" means Comdata Network, Inc., a Maryland corporation.

             "Comdata Holdings" means Comdata Holdings Corporation, a Delaware corporation.

             "Commitment" means (a) as to each Bank executing this Agreement on the Closing Date, its commitment to extend credit to the Company in the amount set forth opposite its name on Schedule
  2.01 (as such amount may be reduced from time to time in accordance with Section 2.09 or Section 10.08) and (b) as to each financial institution becoming a Bank hereunder pursuant to

  Section 10.08, its commitment to extend credit in the amount agreed upon in the assignment and acceptance agreement entered into by it in accordance with Section 10.08.

             "Commitment Percentage" means, as to any Bank, the percentage derived by dividing such Bank's Commitment by the Aggregate Commitment.

             "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Commitment Percentages and, in the case of Offshore Rate Committed Loans, having the same Interest Period.

             "Committed Loan" means a Loan by a Bank to the Company under subsection 2.01(a), and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed
  Loan).

             "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.08(b).

             "Competitive    Bid    Request"    is    defined    in
  subsection 2.08(a).

             "Compliance Certificate" means a certificate delivered to the Agent by the Company pursuant to subsection 6.02(a), substantially in the form of Exhibit A attached hereto.

             "Consolidated Fixed Charges" means,  at any time,  (a)
  Consolidated Interest Expense for the four fiscal quarters ending on or before the date of determination, plus (b) Current Maturities of Long Term Debt measured as of the last day of the fiscal quarter ending on or before the date of determination (but excluding principal payable under the Loan Documents), plus (c) dividends paid on preferred stock issued by the Company (including the Preferred Stock) for the four fiscal quarters ending on or before the date of determination, as determined in accordance with GAAP.

             "Consolidated Indebtedness" means, at any time, all amounts which would, in accordance with GAAP, be included as Indebtedness on a consolidated balance sheet of the Company and its Subsidiaries as of such time.

             "Consolidated Interest Expense" means, for any period, gross consolidated interest expense for such period (including all commissions, discounts, fees and other charges in connection with Letters of Credit) for the Company and its Subsidiaries.

             "Consolidated  Net  Income  (Loss)"  means,  for   any
  period, all amounts which would, in accordance with GAAP, be included in net income (loss) on the consolidated income statement of the Company and its Subsidiaries for such period.

             "Consolidated Net Worth" means, at any time, with respect to the Company and its Subsidiaries, shareholders' equity on the date of determination as determined in accordance with GAAP (except that the effects of direct charges or credits to shareholders' equity related to accounting for pensions ("FAS 87") and foreign currency translation ("FAS 52") are to be disregarded).

             "Consolidated Total Assets" means, at any time, the total consolidated assets of the Company and its Subsidiaries measured as of the last day of the fiscal quarter ending on or before the date of determination, as determined in accordance with GAAP.

             "Contingent Obligation" means, as to the Company or any of its Subsidiaries, (a) any Guaranty Obligation of that Person; (b) any reimbursement obligation of that Person with respect to a standby letter of credit, surety bond, banker's acceptance or similar instrument; (c) any obligation of that Person to purchase any materials, supplies or other property from, or to obtain the services of, another Person (other than the Company or one of its Subsidiaries) if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; and (d) all Indebtedness (other than that of the Company or any of its Subsidiaries) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the Company or any such Subsidiary; but in all events excluding obligations of the type described in clauses (a) through (d) above to the extent that reserves or liabilities have been established therefor in the Company's consolidated financial statements.

             "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

             "Conversion Date" means any date on which the Company elects to convert a Base Rate Committed Loan to an Offshore Rate Committed Loan or to convert an Offshore Rate Committed Loan to a Base Rate Committed Loan.

             "Credit Extension" means a Borrowing, a continuance or conversion of Loans or the issuance of or purchase of a participation under subsection 2.01(c) in a Letter of Credit.

             "Credit Extension Date" means the date on which a Credit Extension is made.

             "Current Maturities of Long Term Debt" means the principal portion of any Indebtedness with a maturity date in excess of one year that is due within the next 12 months.

             "Debt Tender Offer" means the offer by Comdata to purchase for cash all of its outstanding Senior Notes and all of its outstanding Senior Subordinated Debentures, and the related solicitation of consents to amend the related indentures, as set forth in the Offer to Purchase.

             "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

             "Dollars", "dollars" and "$" each mean lawful money of the United States.

             "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company and the Agent.

             "EBIT" means, for any period, for the Company and its Subsidiaries determined in accordance with GAAP, the sum of (a) Consolidated Net Income (Loss), plus (b) Consolidated Interest Expense, plus (c) provision for income taxes to the extent included in the determination of Consolidated Net Income (Loss), and minus (d) interest income, all determined on a consolidated basis for the Company and its Subsidiaries; provided, however, that Consolidated Net Income (Loss) shall be computed for these purposes without giving effect to extraordinary losses or gains or losses or gains from discontinued operations.

             "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) EBIT plus (b) depreciation and amortization expenses.

             "Eligible  Assignee"  means   (a) a  commercial  bank
  organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) any Bank Affiliate.

             "Environmental  Claims"  means  all  claims,   however
  asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the alleged or actual presence, placement, migration, spillage, leakage, disposal, discharge, emission or release of any Hazardous Material at, in, or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

             "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations, registration requirements and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and land use matters or health and safety matters involving Hazardous Materials.

             "ERISA" means the Employee Retirement Income  Security
  Act  of  1974,  as  amended,   and  the  rules  and   regulations
  promulgated thereunder as from time to time in effect.

             "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
  Section 412 of the Code).

             "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section
  4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

             "Eurodollar  Reserve  Percentage"   has  the   meaning
  specified in the definition of "Offshore Rate".

             "Event  of  Default"  means  any  of  the  events   or
  circumstances specified in Section 8.01.

             "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

             "Existing Comdata Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of March 3, 1995 by and among Comdata, Comdata Holdings, BT Commercial Corporation, as agent, and the financial institutions parties thereto, as amended.

             "Existing Company Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of May 23, 1995 by and among the Company, BofA, as agent, and the financial institutions parties thereto.

             "Extension" is defined in Section 2.05.

             "Extension Refusal Date" is defined in Section 2.05.

             "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m.
  Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m.

  Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

             "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

             "Financial L/C" means, with respect to any Letter of Credit, a "financial standby letter of credit" as such term is defined in the Adequacy Guidelines For Bank Holding Companies:
  Risk-Based Measure, 12 C.F.R. Part 225, Appendix A, III.D (1993) and as the definition of such term may be amended from time to time prior to issuance of any such Letter of Credit. Such term is described in the 1993 Code of Federal Regulations as "irrevocable obligations of the banking organization to pay a third-party beneficiary when a customer (account party) fails to repay an outstanding loan or debt instrument (direct credit substitute)."

             "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the
  U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             "Guarantors" means, collectively, Comdata Holdings, Comdata and any domestic Material Subsidiary that executes the Subsidiary Guaranty pursuant to Section 6.12.

             "Guaranty Obligation" means, as applied to the Company
  or any of its Subsidiaries, any agreement of the Company or any such Subsidiary to guarantee the Indebtedness of a Person other than the Company or any of its Subsidiaries (the "primary obligor"), or any obligation or undertaking of the Company or any such Subsidiary which, in economic effect, is substantially equivalent to a guarantee of the primary obligor's Indebtedness ("primary obligations"), including any obligation of the Company or any such Subsidiary, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

             "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemicals, special waste, hazardous substance, hazardous material, regulated substance, or toxic substance, or petroleum or petroleum derived substance or waste.

             "IBOR Auction" means a solicitation of Competitive Bids setting forth an IBOR Bid Margin pursuant to Section 2.08.

             "IBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the IBO Rate.

             "IBOR  Bid  Margin"  has  the  meaning  specified   in
  subsection 2.08(c)(ii)(C).

             "IBO Rate" has the meaning specified in the definition of "Offshore Rate".

             "Indebtedness"   of   any   Person   means,    without
  duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); and (e) all Capital Lease Obligations. Indebtedness owed to the Company by its Subsidiaries, by one Subsidiary to another or by the Company to a Subsidiary shall not constitute Indebtedness.

             "Indemnified Person" has the meaning specified in subsection 10.05(a).

             "Indemnified Liabilities" has the meaning specified in subsection 10.05(a).

             "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
  (b)  any  general  assignment  for  the  benefit  of   creditors,
  composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case for clause (a) and (b) above, undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

             "Interest Payment Date" means (a) as to any Base Rate Committed Loan, the first Business Day of January, April, July and October, each date on which such Committed Loan is converted into an Offshore Rate Committed Loan, and the Termination Date;

  (b) as to any Offshore Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, if any such Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period; (c) as to any Absolute Rate Bid Loan or any IBOR Bid Loan, the last day of each Interest Period applicable to such Loan and any intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid.

             "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Business Day such Loan is disbursed, or (in the case of any Offshore Rate Committed Loan) on the Conversion Date on which such Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 14 days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request; provided, however, that:

             (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

             (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

             (c) no  Interest  Period   shall  extend  beyond   the
       Termination Date.

             "Investment" of a Person means the outstanding amount of any loan, advance, extension of credit (other than loans, advances or extensions of credit arising in the Ordinary Course of Business), or the amount of any contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership or membership interests, notes, debentures or other securities of any other Person made by such Person.

             "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit C attached hereto.

             "Issuing Bank" means, with respect to each Letter of Credit, BAI (or any of its Affiliates including BofA) or such other Bank which may issue a Letter of Credit.

             "IRS" means the Internal Revenue Service or any entity succeeding to any of its principal functions under the Code.

             "Joint-Applicant" means, with respect to any Letter of Credit, a Subsidiary of the Company which together with the Company signs a Letter of Credit Application.

             "Junior Subordinated Notes" means Comdata's 11% Junior Subordinated Extendible Notes due 1997.

             "Lending Office" means, with respect to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the applicable signature page hereto, or such other office or offices of the Bank as it may from time to time notify the Company and the Agent in writing.

             "Letter of Credit" means (a) a standby letter of credit issued under this Agreement by the Issuing Bank for the account of the Company and (b) any Old Letter of Credit outstanding on the Closing Date, including an Extension of any letter of credit.

             "Letter of Credit Application" means a letter of credit application and agreement in form and substance satisfactory to the Issuing Bank. Attached hereto as Exhibit D is the initial form of Letter of Credit Application.

             "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or other security interest (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation and any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

             "Loan" means an extension of credit by a Bank to the Company pursuant to Article II, and may be a Committed Loan or a Bid Loan.

             "Loan Documents" means this Agreement, the Notes, the Letter of Credit Applications, the Subsidiary Guaranties, and all documents delivered to the Agent or any Bank in connection herewith or therewith, as such instruments, agreements and documents may be amended, supplemented, restated, modified or renewed from time to time.

             "Majority Banks" means  (a) at any  time prior to  the
  Termination Date, Banks then having 51% or more of the Commitments and (b) at all other times, Banks then holding 51% or more of the then aggregate unpaid principal amount of the Credit Extensions.

             "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

             "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or
  (b) a material adverse effect upon the validity or enforceability against the Company or any Guarantor of any of the Loan Documents.

             "Material Subsidiary" means at any time any Subsidiary of the Company the assets of which are 10% or more of Consolidated Total Assets (or the equivalent thereof in another currency).

           "Merger" means the merger of Acquisition Corp. with and into Comdata Holdings pursuant to the Plan of Merger.

             "Merger Documents" means the Plan of Merger and all instruments, agreements and documents executed and delivered in connection with the Plan of Merger.

             "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

             "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

             "Notes" means the Bid Loan Notes.

             "Notice of Borrowing" means a notice given by the Company to the Agent pursuant to Section 2.03, in substantially the form of Exhibit E attached hereto.

             "Notice of Conversion/Continuation" means a notice given by the Company to the Agent pursuant to Section 2.06, in substantially the form of Exhibit F attached hereto.

             "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

             "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company or any Guarantor to any Bank, the Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a Letter of Credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

             "Offer to Purchase" means the Offer to Purchase and Consent Solicitation Statement of Comdata dated November 22, 1995 relating to the Senior Notes and Senior Subordinated Debentures as it may subsequently be amended (including any amendments to increase the tender offer consideration), but without giving effect to any amendments thereto relating to the amendments or waivers to the Indentures (as defined therein) proposed thereby.

             "Offshore Lending Office" means with respect to each Bank, the office of such Bank designated as such in the signature pages hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

             "Offshore Rate" means, for each Interest Period in respect of Offshore Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

             Offshore Rate =                  IBO Rate
                             1.00 - Eurodollar Reserve Percentage

       Where,

             "Eurodollar Reserve Percentage" means (a) with respect to Offshore Rate Committed Loans, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date the IBO Rate for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; (b) with respect to IBOR Bid Loans, 0%; and

             "IBO Rate" means for any Interest Period with respect to an IBOR Bid Loan or Offshore Rate Committed Loan, the rate of interest per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of, in the case of IBOR Bid Loans, the IBOR Bid Loans to be borrowed in such Bid Loan Borrowing, and, in the case of Offshore Rate Committed Loans, the Offshore Rate Committed Loan to be made by BofA, and having a maturity comparable to such Interest Period, would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I., to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

             The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

             "Offshore Rate Committed Loan" means any Committed Loan that bears interest based on the Offshore Rate.

             "Offshore Rate Loan" means an IBOR Bid Loan or an Offshore Rate Committed Loan.

             "Old Letters of Credit" means letters of credit issued by BofA or BankAmerica International under the Existing Company Credit Agreement and outstanding on the Closing Date, all of which are listed on Schedule 1.01 attached hereto.

             "Operating Lease" means, as applied to any Person, any lease of property which is not a Capital Lease.

             "Ordinary Course of Business" means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

             "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designations or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

             "Other Taxes" has the meaning specified in  subsection
  3.01(b).

             "Participant" has the meaning specified in  subsection
  10.08(d).

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

             "Pension Plan"  means a  pension plan,  as defined  in
  Section 3(2) of ERISA, subject to Title IV of ERISA, which the Company or any ERISA Affiliate sponsors or maintains, or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan, as described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years; but excluding in all cases any Multiemployer Plan.

             "Performance L/C" means, with respect to any Letter of Credit, a "performance standby letter of credit" as such term is defined in the Adequacy Guidelines For Bank Holding Companies:
  Risk-Based Measure, 12 C.F.R. Part 225, Appendix A, III.D (1993) as the definition of such term may be amended from time to time prior to issuance of any such Letter of Credit. Such term is described in the 1993 Code of Federal Regulations as "irrevocable obligations of the banking organization to pay a third-party beneficiary when a customer (account party) fails to perform some other contractual non-financial obligation."

             "Permitted Liens" is defined in Section 7.01.

             "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

             "Plan" means an employee  benefit plan, as defined  in
  Section 3(3) of ERISA, which the Company or any ERISA Affiliate sponsors or maintains, or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions, and includes any Pension Plan or Multiemployer Plan.

             "Plan of Merger" means that certain Agreement and Plan of Merger dated as of August 23, 1995 by and among the Company, Acquisition Corp. and Comdata Holdings.

             "Preferred   Stock"   means   the   Company's   5-1/2%
  Cumulative Convertible  Exchangeable Preferred  Stock, par  value
  $100 per share.

            "Purchase" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Company or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or membership interests of a partnership or limited liability company, respectively.

             "Rate Contracts" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

             "Rating Agency" means S&P and Moody's.

             "Replacement  Bank"  has  the  meaning  specified   in
  Section 3.07.

             "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

             "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of any arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

             "Responsible Officer" means the chief executive officer, the chief financial officer, the president, any executive vice president, the controller or the treasurer of the Company.

             "S&P"  means  Standard  &  Poor's  Ratings  Group,   a
  division of The McGraw Hill Companies and any successor thereto.

             "SEC" means the Securities and Exchange Commission, or any successor thereto.

             "Senior Notes" means Comdata's 12-1/2% Senior Notes due 1999.

             "Senior Subordinated Debentures" means Comdata's 13-1/4% Senior Subordinated Debentures due 2002.

             "Solvent" means, as  to any Person  at any time,  that
  (a) the fair value of the property of such Person is greater than the fair value of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section
  101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Conveyances Act (as enacted in the State of Illinois); (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

             "Stated Amount" means, with respect to any Letter of Credit, at any date of determination thereof, the maximum aggregate amount available for drawing thereunder plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

             "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

             "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by each Guarantor in the form of Exhibit G attached hereto together with each additional guaranty in substantially such form executed and delivered by a domestic Material Subsidiary pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time.

             "Taxes"  has  the  meaning  specified  in   subsection
  3.01(a).

             "Termination Date" means the earlier to occur of:

             (b) November 30, 1998; and

             (c) the  date  on   which  the  Aggregate   Commitment
       terminates in accordance with Section 2.09 or Section 8.02.

             "Transferee" has the  meaning specified in  subsection
  10.08(e).

             "Type" has the meaning specified in the definition of "Committed Loan".

             "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

             "United States"  and  "U.S."  each  means  the  United
  States of America.

             "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

       I.2   Other Interpretive Provisions.

             (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

             (b) The Agreement.

                 (i) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (ii) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (iii) Unless otherwise expressly provided herein, (A) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (B) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (iv) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (v) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                 (vi) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

       I.3   Accounting Principles.

             (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP as in effect from time to time, but all financial computations required under this Agreement shall be made in accordance with GAAP as in effect and applied by the Company on September 30, 1995, consistently applied, except to the extent otherwise agreed upon by the parties hereto.

             (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                             ARTICLE II

                             THE CREDITS

       II.1 Amount and Terms of Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow, repay and reborrow Loans and obtain the issuance of Letters of Credit.

             (a) The Committed Loans.   From  time to  time on  any
  Business Day during the period from the Closing Date to the Termination Date, each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Committed Loans to the Company in an aggregate outstanding amount not to exceed at any time the amount of such Bank's Commitment Percentage of the difference between (i) the Aggregate Commitment minus (ii) the sum of (A) the aggregate principal amount of all outstanding Committed Loans and Bid Loans, plus (B) the aggregate undrawn face amount of all outstanding Letters of Credit and plus (C) the aggregate amount of drawings made under Letters of Credit for which the applicable Issuing Bank has not yet been reimbursed.

             (b) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, on any Business Day on or prior to the Termination Date, to issue Letters of Credit for the account of the Company and, if applicable, a Joint-Applicant, in a face amount not in excess at any time of the Aggregate Commitment, minus the sum of (i) the aggregate principal amount of all outstanding Loans, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (iii) the aggregate amount of drawings made under Letters of Credit for which the applicable Issuing Bank has not yet been reimbursed; provided, however, that (A) in no event may the Stated Amount of Letters of Credit issued to support worker's compensation obligations of the Company and its Subsidiaries exceed $10,000,000 at any one time and (B) in no event may the aggregate Stated Amount of all Letters of Credit outstanding exceed $75,000,000 at any time. BAI may, at its option, fulfill its Commitment to issue Letters of Credit by arranging for the issuance of Letters of Credit by an Affiliate of BAI. Any Letter of Credit issued by an Affiliate of BAI shall be deemed to be issued by BAI for the purpose of BAI's fulfilling its Commitment and retaining a proportionate interest in Letters of Credit pursuant to subsection (c) of this Section 2.01.

             (c) Participation; Old Letters of Credit. Each Bank (other than the Issuing Bank) agrees to purchase a participation
  (i) in each Letter of Credit on the date of issuance of such Letter of Credit and (ii) in each amendment increasing the face amount of a Letter of Credit after the issuance thereof, on the date of such amendment, in an amount equal to its Commitment Percentage. The Issuing Bank shall retain a proportionate
  interest in   the  amount of  its Commitment  Percentage in  each
  Letter of Credit after such purchase of participations. With respect to Old Letters of Credit, upon the effectiveness of this Agreement pursuant to Section 4.01, each Bank (other than the Issuing Bank) shall be deemed to have purchased a participation in the amount of its Commitment Percentage in such Old Letters of Credit and such Old Letters of Credit shall be deemed to be Letters of Credit existing under this Agreement.

       II.2  Loan Accounts.

             (a) The Committed Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Committed Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Committed Loans. At the request of any Bank, the Company shall execute and deliver a promissory note in form and substance satisfactory to the Company and such Bank to reflect the Committed Loans evidenced by such loan accounts or records.

             (b) The Bid Loans made by each Bank shall be evidenced by one or more notes ("Bid Loan Notes"), in addition to the loan accounts referenced in subsection 2.02(a). Each such Bank shall endorse on the schedules annexed to its Bid Loan Note the date, amount and maturity of each Bid Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Bid Loan Note and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Bid Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Bid Loan Note to such Bank.

       II.3  Procedure for Committed Borrowings.

             (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice (or telephonic notice, promptly confirmed by a writing) delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to (i) 9:30 a.m. (Chicago time) two Business Days prior to the requested Borrowing date, in the case of Offshore Rate Committed Loans and (ii) 10:30 a.m. (Chicago time) on the same Business Day of such proposed Borrowing, in the case of Base Rate Committed Loans, specifying:

             (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum principal amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

             (B) the requested Borrowing Date, which shall be a Business Day;

             (C) whether the Committed Borrowing is to be comprised of Offshore Rate Committed Loans or Base Rate Committed Loans; and

             (D) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing, such Borrowing shall consist of Base Rate Committed Loans, regardless of the type of Loans requested by the Company;

             (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Committed Borrowing.

             (c) Each Bank will make the amount of its Commitment Percentage of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 1:00 p.m. (Chicago time) on the Borrowing date requested by the
  Company in funds immediately available to the Agent. The proceeds of all such Committed Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

             (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan be made as, converted into or continued as an Offshore Rate Loan.

             (e) After giving effect to any Committed Borrowing, conversion or continuation, there shall not be more than ten different Interest Periods in effect in respect of all Committed Loans and all Bid Loans then outstanding.

       II.4  Letter of Credit Requests

             (a) Whenever the Company wishes to  have the  Issuing
  Bank issue a Letter of Credit, the Company shall deliver to the Issuing Bank a Letter of Credit Application with appropriate insertions, signed by the Company, and, if such Letter of Credit is also to be issued for the account of a Joint-Applicant, signed by the Joint-Applicant. Such Letter of Credit Application shall be delivered at least two and not more than fifteen Business Days prior to the requested date of issuance, except as provided in clause (iv) in the proviso to Section 2.05. Requests for amendments to Letters of Credit shall be submitted in writing at least two and not more than fifteen Business Days prior to the requested amendment date. If at any time the Issuing Bank is not the Agent, a copy of such Letter of Credit Application shall be delivered to the Agent as well. The Agent shall deliver notice of the request for the issuance of a Letter of Credit to all other Banks and copies thereof to all such Banks which have requested such copies. In each Letter of Credit Application, the Company shall designate whether the Letter of Credit is a
  Financial L/C  or a  Performance  L/C and  whether,  if it  is  a
  Financial L/C, it is being issued to support worker's compensation obligations of the Company and its Subsidiaries. The determination of the Issuing Bank and the Agent as to such designation shall be made at or prior to the time such Letter of Credit is issued, shall be conclusive in the event of any disagreement with the Company with respect thereto and shall govern during the term of this Agreement, notwithstanding any subsequent change in the definition of any such term in the applicable regulations.

             (b) Letters of Credit may be Financial L/Cs or Performance L/Cs, and all Letters of Credit shall be denominated in Dollars. No Letter of Credit shall have a final expiration date later than the earlier of (i) one year from the date issuance or (ii) the Termination Date.

             (c) The Agent shall deliver to the Company a copy of each Letter of Credit issued and each amendment thereto and shall also promptly deliver a copy thereof to each other Bank which has requested such a copy. Each Letter of Credit shall provide that payment thereunder shall not be made earlier than three Business Days after receipt of any documents demanding payment thereunder.

       2.05 Extension of Letters of Credit. If (a) any Letter of Credit provides that the term thereof will be automatically extended or renewed (by issuance of a substitute Letter of Credit or otherwise) unless notice is given by the Issuing Bank on or before a specified date (hereinafter called the "Extension
  Refusal Date") that such Issuing Bank will not permit such extension or renewal or (b) the Company requests the extension or renewal of any other Letter of Credit, then for purposes of Sections 2.01, 2.04, and 4.03 of this Agreement, any such renewal or extension granted by the Issuing Bank (hereinafter called an "Extension") shall be deemed to be the issuance of a new Letter of Credit and such issuance shall be deemed to occur on the Extension Refusal Date in the case of a Letter of Credit described in clause (a) above, or the date of such request in the case of a Letter of Credit described in clause (b) above; provided, however, that (i) such extension shall not cause the respective Letter of Credit to expire later than the earlier of
  (A) one year from the extension date or (B) the Termination Date;
  (ii) the Extension shall not be deemed to cause any duplication of the amount of such Letter of Credit for purposes of determining compliance with subsection 2.01(b); (iii) the Issuing Bank shall receive at least ten but not more than thirty Business Days' prior written notice of such Extension, and the accompanying Letter of Credit Application shall state that it relates to such Extension and shall specify the related Extension Refusal Date, if any; and (iv) no document need be delivered by the Issuing Bank pursuant to subsection 2.04(c) with respect to any Letter of Credit described in clause (a) above unless the terms of such Letter of Credit so require.

       2.06  Conversion and  Continuation Elections  for  Committed
  Borrowings.

             (a) Prior to the  Termination Date,  the Company  may,
  upon irrevocable written notice (or telephonic notice, promptly confirmed by a writing) to the Agent in accordance with subsection 2.06(b):

                 (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or

                 (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

  provided, however, that if the aggregate amount of Offshore Rate Committed Loans has been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

             (b) The   Company   shall   deliver   a   Notice    of
  Conversion/Continuation in accordance with Section 10.02 to be received by the Agent not later than (i) 9:30 a.m. (Chicago time) at least two Business Days in advance of the Conversion Date or continuation date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii)
  10:30 a.m. (Chicago time) on the Conversion Date, if the Committed Loans are to be converted into Base Rate Committed Loans; specifying:

             (A) the proposed Conversion Date or continuation date;

             (B) the aggregate amount of Committed Loans to be converted or continued;

             (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

             (D) other than in the case of conversions into Base Rate Committed Loans, the duration of the requested Interest Period.

             (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select a new Interest Period to be applicable to such Offshore Rate Committed Loans or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such current Interest Period.

             (d) Upon receipt of a Notice of Conversion/ Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

             (e) Unless the Majority Banks shall otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

       II.7 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.01, each Bank severally agrees that the Company may, as set forth in Section 2.08, from time to time request the Banks prior to the Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks, plus the aggregate undrawn face amount of all outstanding Letters of Credit, plus the aggregate amount of drawings made under Letters of Credit for which the applicable Issuing Bank has not yet been reimbursed exceed the Aggregate Commitment; (b) the outstanding aggregate principal amount of all Bid Loans made by all Banks exceed 75% of the Aggregate Commitment; or (c) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed ten.

       2.08 Procedure for Bid Borrowings. (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by facsimile transmission a notice in substantially the form of Exhibit H attached hereto (a "Competitive Bid Request") so as to be received no later than 11:00 a.m. (Chicago time) (i) four Business Days prior to the date of a proposed Bid Borrowing in the case of an IBOR Auction, or (ii) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

             (A) the date of such Bid Borrowing, which shall be a Business Day;

             (B) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof;

             (C) whether the Competitive Bids requested are to be for IBOR Bid Loans or Absolute Rate Bid Loans or both; and

             (D) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

  Subject to subsection 2.08(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

             (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.08.

             (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans
  in response  to  any  Invitation  for  Competitive Bids.    Each
  Competitive Bid must comply with the requirements of this subsection 2.08(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than (A) 8:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of an IBOR Auction or (B) 8:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided, however, that Competitive Bids submitted by BofA (or any Affiliate of BofA) in the capacity of a Bank may be submitted, and may only be submitted, if BofA or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (1) 8:15 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of an IBOR Auction or (2) 8:15 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

             (ii) Each Competitive Bid shall be in substantially the form of Exhibit I attached hereto, specifying therein:

                 (A)  the proposed date of Borrowing;

                 (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (1) may be equal to, greater than or less than the Commitment of the quoting Bank, (2) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (3) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                 (C) in case the Company elects an IBOR Auction, the margin above or below the IBO Rate (the "IBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable IBO Rate and the Interest Period applicable thereto;

                 (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                 (E)  the identity of the quoting Bank.

       A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

             (iii) Any Competitive Bid shall be disregarded if it:

                 (A)   is  not  substantially  in  conformity  with
       Exhibit I or does not specify all of the information required by subsection (c)(ii) of this Section;

                 (B) contains qualifying, conditional or similar language;

                 (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                 (D)    arrives  after   the  time  set  forth   in
       subsection (c)(i).

             (d) Promptly on receipt and not later than 9:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing in the case of an IBOR Auction, or 9:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.08(c), and (ii) of any Competitive

  Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.08(c). The Agent's notice to the Company shall specify (i) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (ii) the respective principal amounts and IBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 3.02, 3.05 and 4.03 and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

             (e) Not later than 9:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of an IBOR Auction, or 9:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.08(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided, however, that:

                 (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                 (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any integral multiple of $1,000,000 in excess thereof;

                 (iii) acceptance of offers may only be made on the basis of ascending IBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                 (iv) the Company may not accept any offer that is described in subsection 2.08(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

             (f) If offers are made by two or more Banks with the same IBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest
  Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

             (g) (i) The Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                 (ii) Each Bank which has received notice pursuant to subsection 2.08(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by 1:00 p.m. (Chicago time) on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office.

                 (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                 (iv) From time to time, the Company and the Banks shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

             (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.05 and 4.03 are satisfied, the Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.08 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

       2.09 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior written or telephonic (promptly confirmed with a writing) notice to the Agent given prior to 11:00 a.m. (Chicago time) (which notice shall be irrevocable), terminate or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $10,000,000 or any integral multiple of $5,000,000 in excess thereof; provided, however, that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the sum of the then outstanding principal amount of the Loans and the Stated Amount of the then outstanding Letters of Credit would exceed the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this
  Section 2.09, the Aggregate Commitment may not be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Commitment Percentage. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

       II.10 Optional Prepayments. (a) Subject to Section 3.04, the Company may, at any time or from time to time, upon at least one Business Day's notice to the Agent with respect to Base Rate Committed Loans and at least three Business Days' notice to the Agent with respect to Offshore Rate Committed Loans, ratably prepay Committed Loans in whole or in part, in an aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Each such notice shall be delivered no later than 11:00 a.m. (Chicago time). Such notice of prepayment shall specify the date and amount of such prepayment and the type of Committed Loans being prepaid. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. Such notice may be given by telephone, promptly confirmed by a writing. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
  Section 3.04.

             (b) Bid Loans may not be voluntarily prepaid.

       2.11 Repayment. The Company shall repay to the Banks in full on the Termination Date the aggregate principal amount of the Loans outstanding on the Termination Date. The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

       2.12 Repayment of Letter of Credit Drawings

             (a) With respect to each Letter of Credit,

                 (i) when a draft or other demand for payment is received by the Issuing Bank, it shall promptly give notice thereof by telecopy or telephone to the Agent and the Company;

                 (ii) when a payment is made by the Issuing Bank, it shall promptly give notice thereof to the Company and the Agent by telephone or telecopy; and

                 (iii) the Company agrees, and shall cause each Joint-Applicant through its execution of a Letter of Credit Application to agree, to promptly reimburse the Issuing Bank (by making payment to the Agent for the account of such Issuing Bank) on the date of any payment or disbursement made by such Issuing Bank under such Letter of Credit for such payment or disbursement; provided, however, that the Company shall not be deemed to be in default of this subsection 2.12(a) or subsection 8.01(a) with respect to any such reimbursement obligation prior to the second Business Day after it has been notified that the related payment or disbursement has been made by the Issuing Bank. Any amount not reimbursed (by making payment to the Issuing Bank) on the date of such payment or distribution by the Issuing Bank shall bear interest from and including the date of such payment or disbursement to but not including the date the Issuing Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to (A) the Base Rate from time to time in effect for each day through the third Business Day after the Company's receipt of the notice provided for in subsection (a)(i) above, and (B) the Base Rate plus 2% per annum for each day thereafter.

             (b) Subject to the terms and conditions of this Agreement, the Company may use the proceeds of a Loan hereunder to so reimburse the Issuing Bank. If on or before the first Business Day after receipt of the notice required pursuant to subsection 2.12(a)(i), the Company requests a Loan to which it is entitled under the terms of this Agreement for the purpose of paying the related reimbursement obligation and in an amount sufficient to fully pay such reimbursement obligation, then the Company shall not be deemed to be in default of its reimbursement obligations under this Section or subsection 8.01(a) even though such Loan is not made until a subsequent Business Day (pursuant to the notice provisions of Section 2.03 or 2.08).

             (c) The Company's obligation to reimburse the Issuing Bank for payments and disbursements made by the Issuing Bank under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or a Joint-Applicant may have or have had against the Issuing Bank (or the Agent or any other Bank), including, without limitation, failure of the Issuing Bank to comply with subsections (a)(i) and
  (ii) of this Section, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that the Company shall not be obligated to reimburse such Issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank or any of its officers, employees or agents.

             (d) The Company agrees that  it will promptly  examine
  the copy of each Letter of Credit (and any amendments thereto) sent to it by the Issuing Bank, as well as any and all instruments and documents delivered to the Company from time to time, and in the event the Company has any claim of
  non-compliance   with   the   Company's   instructions   or    of
  discrepancies or other irregularity, the Company will promptly notify the Issuing Bank and the Agent thereof in writing, and the Company and any Joint-Applicant shall be deemed by their execution and delivery of the related Letter of Credit Application to have waived any such claim against the Issuing Bank unless such prompt notice is given.

             (e) Unless specified to the contrary in the relevant Letter of Credit Application, or any amendment to a Letter of Credit, the Company and each Joint-Applicant agree by their execution of such application that the Issuing Bank and its correspondents may receive and accept (i) any item drawn or presented under such Letter of Credit or other document otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under such Letter of Credit to issue such item or other document, as complying with the terms of such Letter of Credit and (ii) documents which on their face appear to comply with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce
  Publication No. 500 or by later Uniform Customs and Practice fixed by later Congresses of the International Chamber of Commerce as in effect on the date the related Letter of Credit is issued.

       2.13 Default in Reimbursement of Issuing Bank

             (a) If the Issuing Bank is not reimbursed by the Company for any payment or disbursement under a Letter of Credit, the Agent shall promptly notify each of the other Banks of such unreimbursed payment or disbursement, and upon such notice the other Banks shall promptly on the same day (or the next Business Day if such notice is received after 10:00 a.m., Chicago time) provide the Agent with immediately available funds in Dollars for the account of such Issuing Bank, covering such Bank's Commitment Percentage of such payment or disbursement. If the Agent subsequently receives from the Company or any Joint-Applicant any reimbursement of such payment or disbursement, the Agent shall promptly remit to each Bank its Commitment Percentage of such reimbursement. All interest payments received by the Issuing Bank or the Agent on account of reimbursements under this Agreement shall be promptly distributed by the Agent to the Issuing Bank and the other Banks pro rata according to their respective Commitment Percentages (except to the extent that the Issuing Bank was not promptly reimbursed by any such Bank).

             (b) The obligation of each  Bank to provide the  Agent
  with such Bank's pro rata share of the amount of any payment or disbursement made by the Issuing Bank under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Bank may have or have had against the Issuing Bank (or the Agent or any other
  Bank), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that the Banks shall not be obligated to reimburse such Issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuing Bank or any of its officers, employees or agents.

       2.14 Interest.

             (a) Subject to subsection 2.14(c), each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin for Base Rate Committed Loans or Offshore Rate Committed Loans, as the case may be. Subject to subsection 2.14(c), each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the IBO Rate plus (or minus, as the case may be) the IBOR Bid Margin, or at the Absolute Rate, as the case may be.

             (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans pursuant to Section
  2.10 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

             (c) While any Event of Default exists or after acceleration of the Obligations, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid at a rate per annum equal to the Base Rate plus 2%.

       2.15 Fees.

             (a) Fees Payable to BofA and the Agent. The Company shall pay to the Agent for the Arranger's and the Agent's own account fees in the amounts and at the times set forth in a letter agreement between the Company, BofA and the Arranger dated October 20, 1995.

             (b) Commitment Fees.   The  Company shall  pay to  the
  Agent for  the account  of  each Bank  a  commitment fee  of  the
  Applicable Commitment Fee Percentage per annum on the average daily unused portion of such Bank's Commitment, computed as of the end of each calendar quarter in arrears based upon the daily utilization for that quarter as calculated by the Agent. Such commitment fee shall accrue from the Closing Date to the
  Termination Date  and  shall  be due  and  payable  quarterly  in arrears on the fifteenth day after the end of each calendar quarter through the Termination Date, with the first payment due on January 16, 1996 and the final payment to be made on the Termination Date; provided, however, that, (i) in connection with any reduction of Commitments pursuant to Section 2.09, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction date to the end of the quarter in which such reduction occurs and (ii) in connection with any termination of the Commitments pursuant to Section 2.09 or
  Article VIII, the accrued commitment fee shall be paid on the date on which the termination takes place. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article IV are not met. For purposes of calculating the commitment fee, the principal amount of outstanding Committed Loans and the Stated Amount of outstanding Letters of Credit shall be deemed utilization of the Commitments, but the principal amount of outstanding Bid Loans shall not be deemed utilization of the Commitments.

             (c) Letter of Credit Fees.

                 (i) The Company shall pay to the Agent for the account of the Banks, pro rata, a fee, according to their respective Commitment Percentages, with respect to all Letters of Credit issued for the account of the Company. Such fee shall be computed as of the end of each calendar quarter as follows:

                      (x) With respect to all Financial L/Cs, the Applicable Financial L/C Percentage per annum of the daily average Stated Amount of each such Letter of Credit; and

                      (y) With respect to Performance L/Cs, the Applicable Performance L/C Percentage per annum of the daily average Stated Amount of such Performance L/Cs.

  Such Letter of Credit fees shall be payable in arrears on the fifteenth day after the end of each calendar quarter for Letters of Credit outstanding during such quarter, with the first such payment due on January 16, 1996, and on the expiration of the last Letter of Credit outstanding under this Agreement.

                 (ii) The Company shall pay to the Issuing Bank for its sole account:

                     (x) In arrears on the fifteenth day after the end of each calendar quarter, with the first such payment due on January 16, 1996, and on the expiration of the last Letter of Credit issued by the Issuing Bank and outstanding under this Agreement, an issuance fee of 0.15% per annum of the daily average Stated

            Amount of all Letters of Credit issued by the Issuing Bank and outstanding during the preceding calendar quarter; and

                     (y) From time to time, upon the amendment of any Letter of Credit, such fees as the Issuing Bank customarily charges in connection therewith at the times customarily charged by the Issuing Bank.

            (d) Fees under the Existing Company Credit Agreement. On the Closing Date, the Company shall pay to the Agent the fees owed under the Existing Company Credit Agreement which have not heretofore been paid.

      2.16 Computation of Fees and Interest.

            (a) All computations of interest payable in respect of Base Rate Committed Loans at all times as the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) The Agent will, with reasonable promptness, notify the Company and the Banks of each determination of an Offshore Rate; provided, however, that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Agent.

            (c) Each determination of an interest rate by the Agent pursuant hereto shall be conclusive and binding on the Company the Banks in the absence of manifest error.

      II.17 Payments by the Company.

            (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder, including reimbursement of drawings under Letters of Credit, shall be made without set-off, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the dates specified herein. The Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

            (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

            (c) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full as and when required hereunder, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

      2.18 Payments by the Banks to the Agent.

            (a) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Bank will not make available to the Agent as and when required hereunder for the account of the Company the amount of that Bank's Commitment Percentage of the Committed Borrowing or that Bank's Bid Loan, as the case may be, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.18(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following such Borrowing Date, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

      2.19 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of any Credit Extension made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage (or other share contemplated hereunder) of payments on account of the Credit Extensions obtained by all the Banks, such Bank shall forthwith
 (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Credit Extensions made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.19 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.19 and will in each case notify the Banks following any such purchases or repayments.

      2.20 Pro Rata Treatment. All Committed Borrowings and repayments shall be effected so that after giving effect thereto all Committed Loans shall be pro rata among the Banks according to their Commitment Percentages. All participations and Letters of Credit shall be effected so that after giving effect thereto all participations in each Letter of Credit shall be pro rata among the Banks according to their Commitment Percentages.


                            ARTICLE III

              TAXES, YIELD PROTECTION AND ILLEGALITY

      3.1 Taxes.

            (a) Subject to subsection 3.01(g), any and all payments by the Company to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) imposed on or measured by such Bank's or the Agent's net income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

            (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

            (c) Subject to subsection 3.01(g), the Company shall indemnify and hold harmless each Bank, the Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by such Bank, the Issuing Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date any Bank, the Issuing Bank or the Agent makes written demand therefor, except that the Company shall not be required to make such payment within 30 days if (i) no Default or Event of Default has occurred and is continuing and (ii) the Company is diligently contesting such Taxes or Other Taxes and has agreed in writing to the satisfaction of each Bank, the Issuing Bank and the Agent to pay to each such Bank, the Issuing Bank and the Agent all such penalties, fines and interest incurred by such Bank, the Issuing Bank and the Agent as a result of the Company's actions and the resulting delay in payment. Notwithstanding the foregoing, if at any time a Default or Event of Default occurs and is continuing, each Bank, the Issuing Bank and the Agent may request the Company, and the Company shall, make payment under this indemnification within 10 days from the date such Bank, the Issuing Bank or the Agent makes written demand therefor. In any event, the obligations owed by the Company under this subsection
 (c) shall be paid not later than the Termination Date, unless otherwise agreed by the affected Bank and the Company.

            (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(g):

            (i) the sum payable shall be increased as necessary so
      that after making all required deductions (including deductions applicable to additional sums payable under this
      Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

            (ii)     the Company shall make such deductions, and

            (iii)    the  Company  shall   pay  the  full   amount
      deducted  to  the  relevant  taxation  authority  or   other
      authority in accordance with applicable law.

            (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States
 Federal income tax purposes) agrees no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) to deliver to the Company through the Agent two accurate and complete signed originals of Internal Revenue Service Form 1001, 4224 or any successor thereto, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments under this Agreement free from withholding of United States Federal income tax.

            (g) The Company shall not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d) to any Bank for the account of any Lending Office of such Bank:

            (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(f) in respect of such Lending Office; or

            (ii) if such Bank shall have delivered to the Company the forms referred to in subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such forms.

            (h) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection 3.01(d), then such Bank shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

      3.2 Illegality.

            (a) If any Bank  determines that  the introduction  of
 any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, the obligation of that Bank to make Offshore Rate Loans (including in respect of any IBOR Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exists.

            (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

            (c) If the Company is required to prepay any Offshore Rate Loan immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

            (d) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Committed Loans.

            (e) Before giving any notice to the Agent pursuant to this Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

      3.3 Increased Costs and Reduction of Return.

            (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there is any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans or issuing or participating in any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, upon receipt of a certificate from such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs. Such certificate shall set forth the amount owed to such Bank by the Company under this subsection (a), shall explain the reason the payment is required and shall be conclusive absent manifest error.

            (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
 (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy Regulation; reduces or would reduce the rate of return on such Bank's capital as a consequence of its Commitment, the Loans, the Letters of Credit or its participation therein to a level below that which such Bank could have achieved but for such introduction, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) then, upon demand of such Bank (with a copy to the Agent), the Company shall pay to the Bank, from time to time as specified by the Bank, upon receipt of a certificate from such Bank, additional amounts sufficient to compensate the Bank for such reduction. Such certificate shall set forth the amount owed to such Bank by the Company under this subsection (b), shall explain the reason the payment is required and shall be conclusive absent manifest error.

      3.4 Funding Losses.  The Company agrees to reimburse  each
 Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment or required prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

            (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given a Notice of Borrowing or a Notice of Conversion/Continuation;

            (c) the failure of the Company to make any prepayment of any Committed Loan after the Company has given a notice in accordance with Section 2.10;

            (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan or Absolute Rate Bid Loan on a day which is not the last day of the relevant Interest Period with respect thereto;

            (e) the automatic conversion under Section 2.06 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period; or

            (f) the conversion pursuant to Section 2.06 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the respective Interest Period;

 including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Banks under this Section 3.04, each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBO Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for ascertaining the IBO Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the IBO Rate applicable pursuant to subsection 2.14(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing, Notice of Conversion/Continuation or notice of acceptance of an offer with respect to an IBOR Bid Loan. If the Company does not revoke such notice, the Banks shall make, convert or continue the Offshore Rate Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Offshore Rate Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Loans.

      3.6 Substitution of  Banks.    Upon  the  receipt  by  the
 Company from any Bank (an "Affected Bank") of a claim for compensation pursuant to Sections 3.01, 3.02 or 3.03, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments but no Bank shall be required to do so; or (ii) designate an Eligible Assignee satisfactory to the Company and the Agent to acquire and assume all or part of such Affected Bank's Loans and Commitments (a "Replacement Bank"). Any such designation of a Replacement Bank under clause (ii) shall be subject to the prior written consent of the Agent, and such Replacement Bank shall comply with Section 10.08 as if it were an Assignee.

      3.7 Survival.   The  agreements  and  obligations  of  the
 Company in this Article III shall survive the payment of all other Obligations.


                            ARTICLE IV

                       CONDITIONS PRECEDENT

      4.1 Conditions to Effectiveness and Initial Advances of Loans and Issuances of Letters of Credit up to an Aggregate Exposure of $75 Million. This Agreement shall not become effective until, and the obligation of (i) each Bank to make its initial Committed Loans hereunder and (ii) the Issuing Bank to issue, and of each Bank to purchase a participation in, the initial Letter of Credit, is subject to the condition that (A) the Agent shall have received on or before the Closing Date the items set forth in subsections (a) through (n) below in form and substance satisfactory to the Agent and each Bank in sufficient copies for each Bank and (B) the condition that the events set forth in subsections (h), (i) and (l) below shall have been, or shall be concurrently, completed to the satisfaction of the Agent and the Banks:

            (a) Credit Agreement. This Agreement, executed by each party thereto (provided that the Agent may accept a facsimile transmitted signature page from any Bank (to be confirmed promptly by receipt of originally executed pages) which shall bind such Bank with the same force and effect as an originally executed signature page from such Bank);

            (b) Resolutions; Incumbency.   Each  of the  following
 documents:

            (i) copies of the resolutions of the board of directors of the Company and each Guarantor, or any duly authorized committee thereof, approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby, and authorizing the Credit Extensions, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company and such Guarantor; and

            (ii) a certificate of the Secretary or Assistant Secretary of the Company and each Guarantor, certifying the names and true signatures of the officers of the Company and such Guarantor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by each such Person hereunder;

            (c) Organization Documents;  Good Standing.   Each  of
 the following documents:

            (i) the articles or certificate of incorporation and the bylaws of the Company and each Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Guarantor as of the Closing Date; and

            (ii) a good standing certificate for the Company and each Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and, with respect to the Company, the state of Minnesota, and, with respect to Comdata, the states of Tennessee, Nevada and New Jersey.

            (d) Legal Opinion. The opinions of John A. Haveman, counsel to the Company, and of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to the Guarantors, addressed to the Agent and the Banks, substantially in the form of Exhibit J-1 attached hereto;

            (e) Certificate.     A   certificate   signed   by   a
 Responsible Officer, dated as of the Closing Date, stating that:

            (i) the representations  and warranties  contained  in
      Article V are true and correct on and as of such date as though made on and as of such date both before and after giving effect to the Merger;

            (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

            (iii) except as disclosed in filings by the Company and Comdata Holdings with the Securities and Exchange
      Commission on Form 10-K for the year ended December 31, 1994, on Form 10-Q for the quarters ended March 31, 1995,
      June 30, 1995 and September 30, 1995, on Form 8-K dated August 24, 1995 and in a Joint Proxy Statement/Prospectus dated November 9, 1995, there has occurred since December 31, 1994, no event or circumstance that has resulted or could reasonably be expected to result in a material adverse change in the financial condition, business, operations, properties or prospects of the Company and its Subsidiaries or of Comdata Holdings and its Subsidiaries; and

            (iv)     all of the conditions precedent set forth in
      Section 4.01 on the part of the Company or any Subsidiary of the Company to be satisfied have been satisfied in full as of the Closing Date;

            (f) Payment of Fees and Expenses. The Company shall have paid all fees due on the Closing Date, together with the Agent's Attorney Costs incurred up to and including the Closing Date;

            (g) Subsidiary  Guaranty.    The  Subsidiary  Guaranty
 executed by Comdata Holdings and Comdata.

            (h)  Merger.     The   closing  of   the   transactions
 contemplated by the Plan of Merger shall have occurred pursuant to the terms and conditions of the Plan of Merger; the Plan of Merger shall not have been amended in a manner that is, in the reasonable judgment of the Agent and the Banks, adverse to the interests of the Banks; the Plan of Merger shall have been approved by the boards of directors of the Company, Acquisition Corp. and Comdata Holdings, all requisite shareholder approvals of the Merger shall have been obtained in accordance with the Plan of Merger and all Requirements of Law, and all other conditions to the Merger in the Plan of Merger shall have been satisfied without giving effect to any waiver thereof not approved in writing by the Agent and the Banks; and the Agent and each Bank shall have received satisfactory evidence of the filing and acceptance of a properly executed certificate of merger with the Delaware Secretary of State.

            (i) Existing Indebtedness. All loans and letters of credit outstanding under, and all other amounts due in respect of, the Existing Comdata Credit Agreement and the Existing Company Credit Agreement shall have been repaid in full or canceled (except that the Old Letters of Credit shall be deemed to exist and continue under this Agreement); the commitments thereunder shall have been permanently terminated and all obligations thereunder and any security interests relating thereto shall have been discharged; and the Agent shall have received reasonably satisfactory evidence of such repayment, termination and discharge;

            (j) Pro Forma  Financial   Statements.    Pro   forma
 consolidated financial statements of the Company after giving effect to the Merger and the consummation of the other transactions contemplated hereby as of (i) September 30, 1995 as contained in the Ceridian Corporation and Comdata Holdings Corporation Joint Proxy Statement/Prospectus of Ceridian Corporation dated November 9, 1995 and (ii) December 31, 1995 as contained in the October 1995 Confidential Information Memorandum delivered to each of the Banks;

            (k) Indebtedness. After giving effect to the Merger and the other transactions contemplated hereby, the Company and its Subsidiaries shall have outstanding no Indebtedness or preferred stock as of the Closing Date other than (i) the Obligations, (ii) the Preferred Stock and (iii) other Indebtedness set forth on Schedule 4.01 hereto;

            (l) Approvals and Consents. All requisite or necessary governmental authorities and third parties shall have approved or consented to the Merger and the other transactions contemplated hereby to the extent required, all such approvals and consents shall remain in effect and all applicable appeal periods shall have expired, and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Merger or the other transactions contemplated hereby;

            (m) Compliance Certificate. An estimated pro forma Compliance Certificate as of December 31, 1995 after giving effect to the Merger and the consummation of the other transactions contemplated hereby.

            (n) Other Documents.   Such other approvals,  opinions
 or documents as the Agent or any Bank may reasonably request.

 Notwithstanding the foregoing, from and after the satisfaction in full by the Company and its Subsidiaries of the conditions precedent set forth in this Section 4.01, the Aggregate Exposure shall exceed $75,000,000 only if and to the extent that the Company is in compliance with Section 4.02.

      4.2 Conditions to Advances of Loans and Issuances of Letters of Credit in Excess of $75 Million of Aggregate Exposure.
  The obligation of each Bank to make Committed Loans hereunder and of the Issuing Bank to issue, and of each Bank to purchase participations in, Letters of Credit, in any amount which would cause the Aggregate Exposure to exceed $75,000,000 at any time, and the obligation of each Bank to receive through the Agent the initial and any subsequent Competitive Bid Requests, is subject to the prior or concurrent satisfaction of (i) the conditions specified in either subsection (a) or (b) below in the case of Committed Loans and Letters of Credit and (ii) the conditions specified in subsection (a) below in the case of Competitive Bid

 Requests, in each case in accordance with the governing indentures and all applicable Requirements of Law and subject to the prior or concurrent receipt of the applicable items set forth below by the Agent and the Banks, in form and substance reasonably satisfactory to the Agent and the Banks:

            (a) After  Comdata  Debt  Retired.    All  outstanding
 Senior Notes, Senior Subordinated Debentures and Junior Subordinated Notes shall have been repurchased or redeemed and canceled or defeased (contractually or, in the case of the Senior Notes and Senior Subordinated Debentures, "in substance") by Comdata and/or the Company, proceeds of Loans shall have been utilized to effect any such repurchase, redemption or defeasance and to pay all interest and premiums in connection therewith, supplemental indentures to the indentures governing the Senior Notes and the Senior Subordinated Debentures shall have been duly executed and delivered by all necessary parties which contain the amendments to such indentures specified in the Offer to Purchase, and the Agent shall have received a certificate of a Responsible Officer of the Company specifying the actions taken to retire or defease the full amount of each of the Senior Notes, the Senior Subordinated Debentures and the Junior Subordinated Notes and certifying that Loan proceeds were used to effect such actions and that such indentures have been duly executed and delivered by all necessary parties;

            (b) Before Comdata Debt Retired. So long as the conditions specified in subsection 4.02(a) remain unsatisfied, the Company shall only be entitled to obtain, and the Banks shall only be obligated to make, Committed Loans the principal amount of which would result in an Aggregate Exposure in excess of $75,000,000 (the "Debt Retirement Loans") subject to the prior or concurrent satisfaction of the conditions specified in subsections (i) through (iv) below with respect to Debt Retirement Loans relating to the Senior Notes and Senior Subordinated Debentures and subsection (v) below with respect to Debt Retirement Loans relating to the Junior Subordinated Notes:

            (i) Debt Tender Offer. There shall have been validly tendered and not withdrawn prior to the expiration date of the Debt Tender Offer at least a majority in principal amount of the Senior Notes outstanding and a majority in principal amount of the Senior Subordinated Debentures outstanding, supplemental indentures to the indentures governing the Senior Notes and Senior Subordinated Debentures shall have been duly executed and delivered by all necessary parties which contain the amendments to such indentures specified in the Offer to Purchase, and proceeds of Loans shall be irrevocably deposited (by the Company or by Comdata through an intercompany loan and/or capital contribution from the Company) with the depositary under the Debt Tender Offer in an amount sufficient to make payment for all Senior Notes and Senior Subordinated Debentures so tendered (including payment of principal, accrued interest, tender premium and consent premium), all in accordance with the Offer to Purchase, the governing indentures and all applicable Requirements of Law;

            (ii) Approvals and Consents. All requisite or necessary governmental authorities and third parties shall have approved or consented to the Debt Tender Offer to the extent required, all such approvals and consents shall remain in effect and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Debt Tender Offer;

            (iii) Legal Opinion. An opinion of John A. Haveman, counsel to the Company, and of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to the Guarantors, addressed to the Agent and the Banks substantially in the form of Exhibit J-2 hereto;

            (iv)     Non-Tendered   Senior   Notes   and   Senior
      Subordinated Debentures.  With  respect to Senior Notes  and
      Senior Subordinated Debentures which are not tendered and purchased pursuant to the Debt Tender Offer, the Company shall be entitled at any time after the completion of the Debt Tender Offer and after the due execution and delivery of supplemental indentures to the indentures governing the Senior Notes and the Senior Subordinated Debentures by all necessary parties which contain the amendments to such indentures specified in the Offer to Purchase, to utilize the proceeds of Debt Retirement Loans to repurchase, redeem or defease (contractually or "in substance") any and all such remaining Senior Notes and Senior Subordinated Debentures; and

            (v) Junior   Subordinated   Notes.       The    Junior
      Subordinated Notes shall have been called for redemption and proceeds of Loans shall be irrevocably deposited (by the Company or by Comdata through an intercompany loan and/or capital contribution from the Company) with the trustee for the holders of the Junior Subordinated Notes in an amount sufficient to pay and discharge the entire indebtedness on such notes (including principal, premium and interest) as of the redemption date, such that the Junior Subordinated Notes and the related indenture shall be contractually defeased upon such deposit, all in accordance with the governing indenture and all applicable Requirements of Law.

 Notwithstanding the foregoing, at no time shall the Aggregate Exposure in excess of $75,000,000 exceed the sum of (i) the aggregate principal amount of the Junior Subordinated Notes which have been paid in full and discharged or legally defeased, plus
 (ii) the aggregate principal amount of the Senior Notes and Senior Subordinated Debentures which have been purchased and canceled or defeased legally or "in substance" as described above and plus (iii) the aggregate amount of interest, fees and premium paid in connection with the transactions described in clauses (i) and (ii) above; provided, however, that upon the satisfaction of the conditions precedent set forth in subsection 4.02(a), the Aggregate Exposure may exceed $75,000,000 without restriction as provided above in this sentence on the terms and conditions set forth in this Agreement.

      4.3 Conditions to All Credit Extensions. The obligation of each Bank to make any Credit Extension to be made by it hereunder is subject to the satisfaction of the following conditions precedent on the date of the relevant Credit
 Extension:

            (a) Notice of  Borrowing or  Continuation/Conversion
 With respect to  each Committed Borrowing,  the Agent shall  have
 received   a    Notice   of    Borrowing   or    a   Notice    of
 Continuation/Conversion, as applicable;

            (b) Notice of Acceptance.   With respect  to each  Bid
 Borrowing, the Agent shall have received notice of acceptance of the offer(s) by the Company pursuant to subsection 2.08(e);

            (c) Letter of Credit Request. With respect to each request for the issuance or amendment of a Letter of Credit, the Issuing Bank shall have received (and in the event the Issuing Bank is not the Agent, the Agent shall have received) (i) a Letter of Credit Application, with all blanks completed, signed by the Company and any Subsidiary of the Company also requesting the issuance of such Letter of Credit and (ii) a written certificate signed by a Responsible Officer, designating the Letter of Credit as a Financial L/C or a Performance L/C and indicating whether such Letter of Credit supports worker's compensation obligations;

            (d) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Article V shall be true and correct on and as of such Credit Extension Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, however, that the Company shall not represent or warrant as to subsection 5.10(c) on the date of any Credit Extension which only involves a conversion or continuation of an existing Loan and/or the extension of a Letter of Credit and does not require an advance of a new Loan by the Banks; and

            (e) No Existing  Default.    No Default  or  Event  of
 Default shall exist or shall result from such Credit Extension.

 Each such Notice of Borrowing, Notice of Continuation/Conversion, notice of acceptance with respect to any Bid Loan offer or Letter of Credit Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or application and as of the date of each Credit Extension that the conditions in this Section 4.03 are satisfied.


                             ARTICLE V

                  REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Agent and each Bank that:

      5.1   Corporate Existence and Power.

            (a) Each of the Company and each Material Subsidiary:

            (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver, and perform its obligations under the Loan Documents and the Merger Documents;

            (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified, licensed or in good standing would not adversely affect the business or operations of the Company or such Subsidiary in any significant manner; and

            (iv)     is   in   compliance   with   all    material
      Requirements of Law applicable to it.

            (b) Each Subsidiary of the Company which is not a Material Subsidiary:

            (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (ii)     has  the   power   and  authority   and   all
      governmental   licenses,   authorizations,   consents    and
      approvals to own its assets and carry on its business;

            (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

            (iv)     is   in   compliance   with   all    material
      Requirements of Law applicable to it;

 except where any failure to comply with the requirements of this subsection (b) would not, individually or in the aggregate, result in a Material Adverse Effect.

      5.2   Corporate  Authorization;  No   Contravention.     The
 execution, delivery and performance by the Company and the Guarantors of this Agreement and each other Loan Document to which such Person is a party have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of such Person's Organization Documents;

            (b) conflict  with  or   result  in   any  breach   or
 contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c) violate any Requirement of Law applicable to the such Person.

      5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Guarantor of this Agreement or any other Loan Document.
      5.4 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      5.5 Litigation. Attached hereto as Schedule 5.05 is a list of all material litigation in which the Company or any Subsidiary is a plaintiff or a defendant as of the Closing Date.
  Except as provided in Part A of Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

            (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) would reasonably be expected to have a Material Adverse Effect (and taking into account the reasonable likelihood of an adverse decision). No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

      5.7   ERISA Compliance.   Except as  referenced or  provided
 for in either Schedule 5.05 or Schedule 5.07 attached hereto:

            (a) To the best knowledge of the Company, no facts or circumstances exist which would reasonably be expected to have a Material Adverse Effect in connection with the failure of any Plan, or the failure of the Company, an ERISA Affiliate or any Person with regard to the Plan, to comply with the applicable provisions of ERISA, the Code and other Federal or state law. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would, if determined adversely to the Company or any Plan, reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

            (c) To the best knowledge of the Company (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      5.8   Title to  Properties.   As of  the Closing  Date,  the
 property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      5.9 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

      5.10  Financial Condition.

            (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1994 and the unaudited consolidated financial statements of the Company and its Subsidiaries dated September 30, 1995:

            (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

            (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

            (b) The audited consolidated financial statements of Comdata Holdings and its Subsidiaries dated December 31, 1994 and the unaudited consolidated financial statements of Comdata Holdings and its Subsidiaries dated September 30, 1995:

            (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

            (ii) are complete, accurate and fairly present the financial condition of Comdata Holding's and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

            (c) Except as disclosed in filings by the Company and Comdata Holdings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1994, on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, on Form 8-K dated August 24, 1995 and in a Joint Proxy Statement/Prospectus dated November 9, 1995, since December 31, 1994, there has been no Material Adverse Effect.

            (d) Attached hereto  as Schedule  5.10  is a  list  of
 (i) Contingent Obligations of the Company and its consolidated Subsidiaries and Comdata Holdings and its consolidated Subsidiaries and (ii) general partnership interests owned by the Company and its consolidated Subsidiaries and Comdata Holdings and its consolidated Subsidiaries, showing the aggregate liabilities of such partnerships and Contingent Obligations on a pro forma basis as of November 30, 1995 after giving effect to the consummation of the Merger and the other transactions contemplated hereby. As of the Closing Date, neither the Company and its consolidated Subsidiaries nor Comdata Holdings and its consolidated Subsidiaries have incurred any material Contingent Obligations except for those set forth on Schedule 5.10.

      5.11  Environmental Matters.

            (a) The on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability that would reasonably be expected to have a Material Adverse Effect.

            (b) As of the Closing Date, except as specifically disclosed on Schedule 5.11, none of the Company, any of its Subsidiaries or any of their respective present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

            (c) Except as specifically disclosed on Schedule 5.11, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property, or arising from operations of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries that in the aggregate for any such condition, circumstance or property would reasonably be expected to have a Material Adverse Effect.

      5.12 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary of the Company, is
 (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, except that certain Persons who may be deemed to control the Company, Comdata Holdings or Comdata are registered investment companies within the meaning of the Investment Company Act of 1940.

      5.13 No Burdensome Restrictions. Neither the Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      5.14  Solvency.   The  Company  and  each  of  its  Material
 Subsidiaries are Solvent.

      5.15 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company or any of its
 Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority which, in any case, could reasonably be expected to have a Material Adverse Effect.

      5.16 Copyrights, Patents, Trademarks and Licenses, etc Except for any failure to comply with the requirements of this
 Section 5.16 which would not, individually or in the aggregate, result in a Material Adverse Effect: (a) the Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person;
 (b) to the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights held by any other Person; and (c) except as specifically disclosed on Schedule 5.05 attached hereto, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed.

      5.17 Material Subsidiaries and Equity Investments. As of the Closing Date, the Company has no Subsidiaries other than the Subsidiaries set forth on Schedule 5.17 attached hereto. The Company has no Material Subsidiaries other than as set forth on
 Schedule 5.17 or as disclosed to the Agent and the Banks pursuant to Section 6.03(h) (including their jurisdiction of incorporation) and has no Investment in any Person which is not a Subsidiary of the Company except for such Investments that do not exceed in the aggregate 10% of Consolidated Total Assets. All Investments of the Company and its Subsidiaries (other than Investments in Subsidiaries) with a net book value in excess of $1,000,000 as of the Closing Date are set forth on Schedule 5.17(A) attached hereto.

      5.18 Insurance. As of the Closing Date, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      5.19 Merger. The Company has delivered to the Agent and each of the Banks a true, complete and correct copy of the Plan of Merger. The Plan of Merger as originally executed and delivered by the parties thereto is in full force and effect and has not been amended, waived, supplemented or modified in any material respect without the consent of the Agent and the Required Banks. Each of the representations and warranties of the Company (and, to the Company's knowledge, of Comdata Holdings) therein is true and correct in all material respects as of the date hereof. Neither the Company nor, to the Company's knowledge, any other party thereto is in material default in the performance of or compliance with any provision thereof. The Merger has become effective in accordance with the terms of the Plan of Merger and in accordance with applicable laws and regulations.

      5.20 Full Disclosure. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents as of the date such statements are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.


                            ARTICLE VI

                       AFFIRMATIVE COVENANTS

      The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      6.1  Financial Statements.   The Company  shall deliver  to
 the Agent in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

            (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated financial statements of the Company as of the end of such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of KPMG Peat Marwick LLP or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP; such opinion shall not be qualified or limited for any reason, including, without limitation, because of a restricted or limited examination by such accountant of any material portion of the Company's or any Subsidiary's records; and

            (b) as soon as available, but not later than 60 days after the end of each calendar quarter, a copy of the Company's quarterly report on Form 10-Q filed with the SEC with respect to such fiscal quarter and an operating report similar to that provided by the Company under the Existing Credit Agreement showing the relevant data by business unit of the Company.

      6.2  Certificates; Other  Information.   The Company  shall
 furnish to the Agent, with sufficient copies for each Bank:

            (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b) above, a Compliance Certificate, signed by a Responsible Officer;

            (b) copies of each registration statement (or prospectus contained therein) of the Company other than with respect to employee benefit plans, each periodic report regarding the Company required pursuant to Section 13 of the Exchange Act, each annual report, each proxy statement and any amendments to any of the above filed or reported by the Company with or to any securities exchange or the Securities and Exchange Commission, of each communication from the Company or any Subsidiary to the Company's shareholders generally, promptly upon the filing or making thereof and copies of such other filings, reports and communications with the Company's shareholders as the Agent may from time to time request;

            (c) upon release, copies of all financially material press releases;

            (d) promptly after the creation or Purchase of any Material Subsidiary, the name of such Subsidiary, a description of its business, the price paid for the stock or assets of such Subsidiary, its net worth and the value of its assets; and

            (e) promptly, such additional business, financial, corporate affairs and other information as the Agent, at the request of any Bank, may from time to time reasonably request.

      6.3 Notices. The Company shall promptly notify the Agent and each Bank upon a Responsible Officer of the Company obtaining knowledge:

            (a) of the occurrence of any Default or Event of Default;

            (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect (and taking into account the reasonable likelihood of an adverse decision);

            (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) which would reasonably be expected to have a Material Adverse Effect (and taking into account the reasonable likelihood of an adverse decision), or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

            (d) of (i) any and all  enforcement, cleanup, removal
 or other governmental or regulatory actions instituted or threatened against the Company or any of its Subsidiaries or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and
 (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause the property of the Company or any of its Subsidiaries or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any

 Environmental Laws, if, individually or in the aggregate, the events or conditions described or the amount claimed in clauses
 (i), (ii) and (iii) would reasonably be expected to result in a Material Adverse Effect;

            (e) of the occurrence of any ERISA Event affecting the Company or any ERISA Affiliate, and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event;

            (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Banks pursuant to subsection 6.01(a);

            (g) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries;

            (h) of any Subsidiary (including its jurisdiction of incorporation) which is not a Guarantor being or becoming a Material Subsidiary; and

            (i) of any change in any rating assigned by any Rating Agency with respect to the Company.

            Each notice pursuant to this Section 6.03 shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action, if any, the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

      6.4 Preservation of Corporate Existence, Etc The Company shall, and shall cause each of its Subsidiaries to:

            (a) except as permitted in Section 7.02, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

            (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by
 Section 7.02;

            (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

            (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect, provided, however, that the Company shall not be deemed to be in default under this Section 6.04 if a Subsidiary (other than a Material Subsidiary) fails to comply herewith so long as such failure is not material.

      6.5 Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, make all necessary repairs thereto and renewals and replacements thereof, and to keep such property free of any Hazardous Materials, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, except as permitted by Section 7.02. The Company shall use at least the standard of care typical in the industry in the operation of its facilities.

      6.6  Insurance.   The  Company shall  maintain,  and  shall
 cause each of its Material Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Agent or any Bank, the Company shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Material Subsidiaries in accordance with this Section 6.06 (and which, in the case of a certificate of a broker, were placed through such broker).

      6.7 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

            (c) all Indebtedness, as and when due and payable, but
 subject  to  any  subordination   provisions  contained  in   any
 instrument or agreement evidencing such Indebtedness;

 provided, however, that the Company and its Subsidiaries shall not be deemed to be in default under this Section 6.07 if failure to comply herewith would not result in a Material Adverse Effect.

      6.8  Compliance with Laws.   The Company shall comply,  and
 shall cause each of its Subsidiaries to comply, in all material respects with all material Requirements of Law applicable to it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.9  Inspection of  Property and  Books and  Records.   The
 Company shall maintain and shall cause each of its Material Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company shall permit, and shall cause each of its Material Subsidiaries to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when a Default exists, (i) the Agent or any Bank may do any of the foregoing with respect to the Company or any Subsidiary at any time during normal business hours and without advance notice and (ii) such inspection, examination and meetings shall be at the Company's expense.

      6.10 Environmental Laws.

            (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

            (b) Upon the written request of the Agent or any Bank, the Company shall submit to the Agent with sufficient copies for each Bank, at the Company's sole cost and expense, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d).

      6.11 Use of Proceeds. The Company shall use the proceeds of the Loans and the Letters of Credit (a) to provide all or a portion of the funds necessary (i) to repay in full all of the indebtedness owing by Comdata under the Existing Comdata Credit Agreement, (ii) to repay in full all of the indebtedness owing by the Company, and replace any letters of credit outstanding under the Existing Company Credit Agreement, (iii) to repurchase or redeem the Senior Notes, the Junior Subordinated Notes and the Senior Subordinated Debentures, or to provide for such repurchase or redemption, (iv) to pay fees, premiums and expenses in connection with the payment, repurchase or redemption of the Existing Comdata Credit Agreement, the Existing Company Credit Agreement, the Senior Notes, the Junior Subordinated Notes and the Senior Subordinated Debentures, the consummation of the
 Merger and the transactions contemplated hereby, and (b) for working capital and other general corporate purposes (including permitted Purchases). Letters of Credit shall be used by the Company and its Subsidiaries for Ordinary Course of Business purposes.

      6.12 Additional Guarantors.   The Company  shall cause  any
 domestic Subsidiary which becomes a Material Subsidiary at any time to promptly execute and deliver to the Agent, in sufficient copies for all Banks, a Subsidiary Guaranty.

      6.13 Further Assurances.

            (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

            (b) Promptly upon request by the Agent or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge and deliver any and all such further acts, certificates, assurances and other instruments as the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

                            ARTICLE VII

                        NEGATIVE COVENANTS

      The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      7.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien created under any Loan Document;

            (b) Liens for taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of Lien has been filed or recorded under the Code;

            (c) Liens arising in the  Ordinary Course of  Business
 in connection with obligations (other than obligations for borrowed money) that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Liens upon funds collected temporarily from others pending payment or remittance on their behalf;

            (d) Liens (other than any Lien imposed by ERISA) required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

            (f) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property to the extent permitted under Section 7.04; provided, however, that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

            (g) Liens arising solely by virtue of any statutory or
 common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

            (h) rights of the holders of Senior Notes, Senior Subordinated Debentures or Junior Subordinated Notes in deposits placed in trust to legally or "in substance" defease such notes or such debentures; and

            (i) any Lien (not otherwise permitted by this Section 7.01) securing an obligation of the Company or any Subsidiary if the aggregate amount of all such obligations secured by all such Liens does not exceed 15% of Consolidated Total Assets; provided, however, that the assets of any Material Subsidiary may only be subject to Liens permitted under this subsection 7.01(i) which secure obligations that do not exceed 15% of such Material Subsidiary's total assets, as determined in accordance with GAAP (except that the terms of this proviso shall not apply to Computing Devices Canada Ltd. prior to April 1, 1996).

      7.2 Mergers, Consolidations and Dispositions of Assets

            (a) Except as provided in Section 7.02(b), the Company shall not, and shall not permit any of its Subsidiaries to: (i) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any property or assets (including accounts and notes receivable, with or without recourse) (collectively, "transfer") to any Person except in the Ordinary Course of Business; (ii) transfer to any Person other than the Company or a Subsidiary any outstanding capital stock that has been issued by any Subsidiary; or (iii) consolidate with or merge into any other Person.

            (b) Subsection 7.02(a) shall not apply to or restrict:


            (i) the merger or consolidation of any third Person with or into the Company or any existing Subsidiary of the Company, provided that (A) no Default or Event of Default has occurred and is continuing at the time of, or would result from, the consummation of such merger or consolidation, and (B) either (1) the Company or such existing Subsidiary of the company is the surviving entity in such merger or, if the third Person or a new entity is the surviving or resulting entity in such merger or consolidation, it becomes a Subsidiary of the Company by virtue of such merger or consolidation with an existing Subsidiary, or (2) if the merger or consolidation involves an existing Subsidiary of the Company and clause (B)(1) is not applicable, the transaction would be permitted by subsection 7.02(b)(ix) utilizing the net book value of the Subsidiary;

            (ii) the merger or consolidation of any Subsidiary into the Company, or with or into any other Subsidiaries, provided that if any such transaction is between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary is the continuing or surviving corporation;

            (iii) the transfer by any Subsidiary of the Company of any assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

            (iv) transfers of real estate not used or useful in the business of the Company and its Subsidiaries, any bulk sale of inventory not representing a then current product line of the Company or its Subsidiaries, or any sale of property or assets used in connection with discontinued or abandoned product lines of the Company or its Subsidiaries;

            (v) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

            (vi) (A) the transfer of assets by the Company to any of its Subsidiaries if such transfer is a sale for fair market value and the consideration received by the Company is cash and (B) the transfer of the business and assets of the Company's Computing Devices International division to a Subsidiary of the Company;

            (vii) the transfer, merger or consolidation of the assets listed on Schedule 7.02 attached hereto;

                  (viii) any transfer of assets by the Company or any of its Subsidiaries to any Person in connection with the extension of Indebtedness or making an investment or acquisition transaction or business combination otherwise permitted under this Agreement; and

            (ix) transfers of assets not otherwise permitted hereunder (whether by merger, consolidation or otherwise) occurring after the Closing Date which are made for fair market value; provided, however, that (A) at the time of any transfer, no Default or Event of Default exists or would result from such transfer and (B) the aggregate net book value of all assets so transferred by the Company and its Subsidiaries together shall not exceed 10% of Consolidated Total Assets.

      7.3 Cash Investments; Minority Investments.   The Company
 shall not, and shall not permit any of its Subsidiaries to, (A) invest any assets classified in accordance with GAAP on the Company's consolidated balance sheet as "cash and equivalents" or "short-term investments" in investments other than Cash Equivalents and investment grade marketable securities or (B) make any Investment in any Person which is not a Subsidiary of the Company except for such Investments that, when aggregated with the Investments set forth on Schedule 5.17(A) hereto, do not exceed in the aggregate 10% of Consolidated Total Assets.

      7.4 Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist any Indebtedness if a Default or Event of Default has occurred and is continuing or would result from the incurrence or assumption of such Indebtedness.

      7.5 Contingent Obligations.   The Company  shall not,  and
 shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) Contingent Obligations incurred pursuant to this Agreement;

            (b) endorsements for collection or deposit in the Ordinary Course of Business;

            (c) any Contingent Obligations relating to letters of credit, bank guarantees or similar instruments incurred by Computing Devices Canada Ltd. in connection with the IRIS system contract dated April 18, 1991 and in connection with a contract dated as of January 3, 1994 with the Diesel Division of General Motors Canada Limited; and

            (d) Contingent Obligations of the Company and its Subsidiaries in an aggregate amount not in excess of $45,000,000.

      7.6 Use of Proceeds. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan  proceeds, directly  or indirectly,  (i) to purchase  or
 carry  Margin  Stock,  (ii) to  repay  or  otherwise   refinance
 indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      7.7 Hostile Acquisitions.    The Company  shall  not,  and
 shall not permit any of its Subsidiaries to, (a) Purchase, or attempt to Purchase, any Person by means of a public debt or equity tender offer or other unsolicited takeover (or the equivalent thereof in any jurisdiction) or (b) engage in a proxy contest (or the equivalent thereof in any jurisdiction) for control of the board of directors (or the functional equivalent thereof) of any Person, in either case which has not been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired or proposed to be acquired or which is the subject of such proxy contest.

      7.8 Lease Obligations. The Company shall not permit the aggregate minimum non-cancelable payment commitments in respect of Operating Leases for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP at the end of any fiscal year to exceed, for any subsequent fiscal year, $60,000,000 (exclusive of $16,000,000, or such lesser amount as may be reserved in the Company's consolidated financial statements to pay such commitments).

      7.9 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at the end of any fiscal quarter to be less than $115,000,000 plus (a) 75% of Consolidated Net Income, if positive, subsequent to December 31, 1995, plus (b) 100% of the net cash proceeds from the issuance of any capital stock (other than stock issued to or in connection with employee or director benefit plans), plus (c) the amount of any conversion of indebtedness to equity by the Company after December 31, 1995.

      7.10    Fixed Charge  Coverage Ratio.   On  and after  the
 Closing  Date,  the  Company  shall  not  permit  its  ratio   of
 (a) EBITDA, plus interest income,  minus Capital Expenditures  to
 (b) Consolidated Fixed Charges, all calculated on a consolidated basis for the immediately preceding four fiscal quarters of the Company, to be less than 2.25 to 1.00.

      7.11    Leverage Ratio.   On and after  the Closing  Date,
 the Company shall not permit its ratio of (a) Consolidated Indebtedness to (b) EBITDA, minus Capital Expenditures and minus dividends paid on preferred stock issued by the Company (including the Preferred Stock), all calculated on a consolidated basis for the immediately preceding four fiscal quarters of the Company, to be more than 3.00 to 1.00.

      7.12    Change in Business.   The Company shall  not, and
 shall not permit any of its Subsidiaries to, (i) engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the Closing Date; or (ii) extend any material amount of Indebtedness to or make any material equity investment in any Person which engages in one or more lines of business all of which are substantially different from those lines of business carried on by the Company and its Subsidiaries on the Closing Date; or (iii) enter into any joint venture which engages in a material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the Closing Date.

      7.13    Accounting Changes.   The Company  shall not,  and
 shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.

      7.14    Contracts of Subsidiaries   The Company shall  not
 permit any of its Subsidiaries (other than Computing Devices Canada Ltd. and Computing Devices Company Ltd. and its Subsidiaries) to enter into any contract restricting the ability of such Subsidiary to pay dividends or make loans to the Company or Subsidiaries of the Company.

                           ARTICLE VIII

                         EVENTS OF DEFAULT

      8.1    Event of  Default.   Any  of the  following  shall
 constitute an "Event of Default":

            (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or any reimbursement obligation in respect of a Letter of Credit, or (ii) within 5 days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or


            (b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in subsection 6.03(a),  (b), (c),  (d) or  (f), Section  6.09 or  in
 Article VII; or the Company fails to perform or observe any term, covenant or agreement contained in Section 6.01 or 6.02 or in subsection 6.03(e), (g), (h) or (i), and such default continues unremedied for a period of 10 days; or

            (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default continues unremedied for a period of 20 days; or

            (e) Cross-Default.    The  Company   or  any  of   its
 Subsidiaries (i) fails to make any required payment when due in respect of any Indebtedness or Contingent Obligation having a principal or face amount of $7,500,000 or more when due or any Rate Contract having a notional amount of $7,500,000 or more when due (whether at scheduled maturity or required prepayment or by acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

            (f) Insolvency; Voluntary Proceedings. The Company or any other Subsidiary of the Company (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences an y Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; provided, however, that it shall not be an Event of Default under this subsection (f) if any Subsidiary of the Company (other than a Guarantor) to which this subsection applies does not have annual revenues in excess of 1% of the consolidated revenues of the Company or net worth which constitutes more than 5% of the Consolidated Net Worth of the Company in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or

            (g) Involuntary  Proceedings.    (i) Any  involuntary
 Insolvency Proceeding is commenced or filed against the Company or any other Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under
 non-U.S.  law)  is  ordered  in  any  Insolvency  Proceeding;  or
 (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; provided, however, that it shall not be an Event of Default under this subsection (g) if any Subsidiary of the Company (other than a Guarantor) to which this subsection applies does not have annual revenues in excess of 1% of the consolidated revenues of the Company or net worth which constitutes more than 5% of the Consolidated Net Worth of the Company in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
 (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

            (i) Monetary   Judgments.      One   or   more   final
 (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

            (j) Ownership. Any Person or group of Persons is the beneficial owner of 30% or more of the voting power of the Company for a period of 30 days or more. For purposes of this subsection (j), the terms "group" and "beneficial owner" shall have the meanings given to those terms in Section 13 of the Securities Exchange Act of 1934, as amended; or

            (k) Subsidiary Guaranty. Any Subsidiary Guaranty shall fail to remain in full force and effect (except, with respect to any Subsidiary, upon the merger of such Subsidiary with and into the Company or any other Subsidiary which is a Guarantor), or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of its Subsidiary Guaranty, or any Guarantor denies that it has any further liability under its Subsidiary Guaranty, or gives notice to such effect.

      8.2    Remedies.   If any  Event of  Default occurs,  the
 Agent shall, at the request of, or may, with the consent of, the Majority Banks,

            (a) declare the Commitment of each Bank to make Loans and purchase participations in Letters of Credit and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments shall forthwith be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

 provided, however, that upon the occurrence of any event specified in paragraph (f) or (g) of Section 8.01 above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and purchase participations in Letters of Credit and of the Issuing Bank to issue Letters of Credit shall automatically terminate without notice to the Company and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank and without notice to the Company. If at the time an Event of Default occurs, Letters of Credit are issued and unexpired, the Company shall deposit with the Agent cash in an amount equal to the Stated Amount of all Letters of Credit to be held as collateral therefor.

      8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                            ARTICLE IX

                             THE AGENT

      9.1  Appointment  and  Authorization.    Each  Bank  hereby
 irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.
  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.2  Delegation of Duties.   The Agent  may execute any  of
 its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or
 (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its
 obligations hereunder  or thereunder.   No  Agent-Related Person
 shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      9.4  Reliance by Agent.

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Sections 4.01, 4.02 and 4.03, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

      9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      9.6  Credit Decision.    Each Bank  expressly  acknowledges
 that  none   of   the   Agent-Related  Persons  has   made   any
 representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      9.7  Indemnification.   Whether  or  not  the  transactions
 contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs)
 incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      9.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

      9.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

                             ARTICLE X

                           MISCELLANEOUS

      10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks), the Company and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Company and acknowledged by the Agent, do any of the following:

            (a) increase or extend the Commitment of any Bank  (or
 reinstate  any  Commitment  terminated  pursuant  to   subsection
 8.02(a)) or subject any Bank to any additional obligations;

            (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action under any Loan Document;

            (e) release any Guarantor from the Subsidiary Guaranty to which it is a party; or

            (f) amend this Section 10.01 or Section 2.19;
 and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

      10.2   Notices.

            (a) All notices, requests, consents, approvals, waivers and other communications provided for hereunder or in connection herewith shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
 (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

            (c) The Company acknowledges and agrees that any agreement of the Agent and the Banks in Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

      10.3   No  Waiver;  Cumulative  Remedies.    No  failure   to
 exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.4 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

            (a) pay or reimburse BofA (including in its capacity as Agent) within twenty Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto;

            (b) pay or reimburse each Bank and the Agent within twenty Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Bank; and

            (c) pay or reimburse BofA (including in its capacity as Agent) within twenty Business Days after demand (subject to subsection 4.01(i)) for all audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this
 Section 10.04.

      10.5   Indemnity.     Whether   or   not   the   transactions
 contemplated hereby shall be consummated:

            (a) General Indemnity. The Company shall pay, defend, indemnify, and hold each Bank, the Agent, the Arranger and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including cleanup costs and engineering consulting costs in respect of Environmental Claims and Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding, Environmental Claim proceedings or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

            (b) Survival;  Defense.    The  obligations  in   this
 Section 10.05 shall survive payment and cancellation of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company; provided, however, that the Company shall only be obligated to hire one counsel to represent all of the Banks unless any Bank advises the Company that its legal counsel has advised it that its interest is materially different from that of the other Banks and it would not be adequately represented without its own separate counsel, in which case the Company shall hire separate counsel for such Bank, satisfactory to such Bank. All amounts owing under this Section 10.05 shall be paid within 30 days after demand.

      10.6 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks exercise their rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its sole discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

      10.7   Successors  and  Assigns.    The  provisions  of  this
 Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

      10.8   Assignments, Participations, etc.

            (a) Any Bank may, with the written consent of the Company (which consent shall not be unreasonably withheld or delayed) at all times other than during the existence of an Event of Default and of the Agent and the Issuing Bank, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, and if in part, in a minimum amount of $10,000,000; provided, however, that (i) the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Agent an assignment and acceptance agreement in substantially the form of Exhibit B attached hereto, together with any Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500. The consent of the Company to any such assignment shall not be unreasonably withheld.

            (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed assignment and acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance agreement, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Promptly after its receipt of notice by the Agent that it has received an executed assignment and acceptance agreement and payment of the processing fee, the Company shall execute and deliver to the Agent a new Note evidencing such Assignee's Bid Loans and, if the assignor Bank has not retained any portion of its Loans and its Commitment, the assignor Bank shall return its original Note to the Company for cancellation. Immediately upon each Assignee's making its processing fee payment under the assignment and acceptance agreement, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

            (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in clauses (a), (b) and (c) in the first proviso to Section
 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Company and provided to it by the Company or any Subsidiary of the Company, or by the Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non -confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided further, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; and (D) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

            (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

      X.9 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all Company deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the
 validity of such  set-off and application.   The  rights of each
 Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

      10.10 Automatic Debits of Fees. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent or BofA under the Credit Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not
 exceed such  fee  or  other  cost  or  expense.    If  there  are
 insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.10 shall be deemed a setoff.

      10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      10.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

      10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

      10.15  Time.   Time is  of the  essence as  to each  term  or
 provision of this Agreement and each of the other Loan Documents.

      10.16  GOVERNING LAW AND JURISDICTION.

            (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

      10.17 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF
 ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE

 TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      10.18  Entire Agreement.  This  Agreement, together with  the
 other  Loan  Documents,   embodies  the   entire  agreement   and
 understanding among the  Company, the  Banks and  the Agent,  and
 supersedes  all   prior   or   contemporaneous   agreements   and
 understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the letter agreement between the Agent, the Arranger and the Company described in subsection 2.15(a).

      10.19  Interpretation.   This  Agreement  is  the  result  of
 negotiations between and has been reviewed by counsel to the Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

      10.20 Term of Agreement. This Agreement shall not terminate until all Obligations (other than inchoate obligations under Article III and Section 10.05 which survive the termination of this Agreement) have been paid to the Agent and the Banks, even though the Termination Date may have occurred.

      10.21  Foreign Currency Conversion.   If for  the purpose  of
 (a) determining the amount owed to an Issuing Bank in respect of payments made under a Letter of Credit or (b) obtaining judgment in any court, it is necessary to convert a sum due hereunder in another currency into U.S. Dollars, the Company agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such other currency with U.S. Dollars at San Francisco, California on the Business Day preceding that on which the reimbursement amount in respect of the Letter of Credit is due or final judgment is given.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              CERIDIAN CORPORATION


                              By:  /s/John H. Grierson
                              Name:John H. Grierson
                              Title:Vice President & Treasurer

                              Address for notices:

                              8100 34th Avenue South
                              Minneapolis, Minnesota 55425
                              Attention:  Treasury Department
                              Facsimile:  (612) 853-3932
                              Telephone:  (612) 853-5265

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as Agent


                              By:/s/Judith L. Kramer
                              Name: Judith L. Kramer
                              Title: Vice President

                              Address for notices:

                              Bank of America National Trust and
                               Savings Association
                              1455 Market Street, 12th Floor
                              San Francisco, California 94103
                              Attn:   Agency  Management  Services  #5596
                              Re:  Ceridian
                              Facsimile:  (415) 436-2700
                              Telephone:  (415) 436-2766

                              Address for payment:

                              Bank of America NT&SA
                              ABA No. 121-000-358
                              Attn:  Agency Management Services
                                     No. 5596
                              Credit to Account No. 12339-15086
                              Ref:  Ceridian Corporation

                              BANK OF AMERICA ILLINOIS

                              By: /s/M. A. Detrick
                              Name:M. A. Detrick
                              Title:Vice President

                              Lending Office:

                              Bank of America-Account
                                 Administration
                              1850 Gateway Boulevard
                              Concord, CA  94520
                              Attention:  Peggy Sanders
                              Facsimile:  (510) 675-7531
                              Telephone:  (510) 675-7732

                              Address for notices:

                              Bank of America-Account
                                 Administration
                              1850 Gateway Boulevard
                              Concord, CA  94520
                              Attention:  Peggy Sanders
                              Facsimile:  (510) 675-7531
                              Telephone:  (510) 675-7732

                              With a copy to:

                              Bank of America Illinois
                              231 South LaSalle Street (9Q)
                              Chicago, IL  60697
                              Attention:  Margaret Detrick
                              Facsimile:  (312) 987-1276
                              Telephone:  (312) 828-5201

                              BANK OF MONTREAL

                              By: /s/Erin M. Keyser
                              Name:Erin M. Keyser
                              Title:Director

                              Lending Office:

                              Bank of Montreal
                              115 S. LaSalle Street, 12th Floor
                              Chicago, IL 60603
                              Attention: Angela Cobett
                              Facsimile:    2) 750-3798
                                         (31
                              Telephone: (312) 750-4363

                              Address for notices:

                              Bank of Montreal
                              115 S. LaSalle Street, 12th Floor
                              Chicago, IL 60603
                              Attention: Erin M. Keyser
                              Facsimile: (312) 750-6057
                              Telephone: (312) 750-5943

                              THE BANK OF NEW YORK

                              By: /s/Richard A. Raffetto
                              Name:Richard A. Raffetto
                              Title:Assistant Vice President

                              Lending Office:

                              The Bank of New York
                              101 Barclay Street
                              New York, NY 10007
                              Attention: Commercial Lending Office
                              Facsimile: (212) 635-7923 or 7924
                              Telephone: (212) 635-6991

                              Address for notices:

                              The Bank of New York
                              One Wall Street, 19th Floor
                              New York, NY 10286
                              Attention: Richard A. Raffetto
                              Facsimile: (212) 635-1208 or 1209
                              Telephone: (212) 635-8044

                              THE BOATMEN'S NATIONAL BANK OF
                                ST. LOUIS

                              By: /s/John C. Solomon
                              Name:John C. Solomon
                              Title:Vice President

                              Lending Office:

                              The Boatmen's National  Bank of  St. Louis
                              One Boatmen's Plaza
                              St. Louis, MO 63101
                              Attention: Sharron Kovsch
                              Facsimile: (314) 466-6499
                              Telephone: (314) 466-6944

                              Address for notices:

                              The Boatmen's National  Bank of  St. Louis
                              One Boatmen's Plaza
                              St. Louis, MO 63101
                              Attention: John C. Solomon
                              Facsimile: (314) 466-6499
                              Telephone: (314) 466-6730

                              CHEMICAL BANK

                              By: /s/John J. Huber III
                              Name:John J. Huber III
                              Title:Managing Director

                              Lending Office:

                              Chemical Bank
                              270 Park Avenue
                              New York, NY 10017
                              Attention: Donna Montgomery
                              Facsimile: (212) 622-0136
                              Telephone: (212) 622-1440

                              Address for notices:

                              Chemical Bank
                              270 Park Avenue
                              New York, NY 10017
                              Attention: John Huber
                              Facsimile: (212) 270-4711
                              Telephone: (212) 270-1402

                              FIRST AMERICAN NATIONAL BANK

                              By: /s/Russell S. Rogers
                              Name:Russell S. Rogers
                              Title:Vice President

                              Lending Office:

                              First American National Bank
                              315 Union Street
                              Nashville, TN 37237-0075
                              Attention: Frenisa Joy
                              Facsimile: (615) 748-6098
                              Telephone: (615) 736-6747

                              Address for notices:

                              First American National Bank
                              315 Union Street
                              Nashville, TN 37237-0075
                              Attention: Russell S. Rogers
                              Facsimile: (615) 748-6072
                              Telephone: (615) 748-2548

                              FIRST BANK NATIONAL ASSOCIATION

                              By: /s/Todd W. Nelson
                              Name:Todd W. Nelson
                              Title:Vice President

                              Lending Office:

                              First Bank National Association
                              601 Second Avenue South
                              Minneapolis, MN 55402-4302
                              Attention: Karen Johnson
                              Facsimile: (612) 973-0825
                              Telephone: (612) 973-0546

                              Address for notices:

                              First Bank National Association
                              601 Second Avenue South
                              Minneapolis, MN 55402-4302
                              Attention: Todd W. Nelson
                              Facsimile: (612) 973-0825
                              Telephone: (612) 973-0550

                              PNC BANK, NATIONAL ASSOCIATION

                              By:  /s/Jon C. Otterberg
                              Name:Jon C. Otterberg
                              Title:Assistant Vice President

                              Lending Office:

                              PNC Bank, National Association
                              One PNC Plaza
                              Pittsburgh, PA 15265
                              Attention: Tammy Dunn
                              Facsimile: (312) 906-3420
                              Telephone: (312) 906-3403

                              Address for notices:

                              PNC Bank, National Association
                              500 W. Madison Street, Suite 3140
                              Chicago, IL 60661
                              Attention: Jon C. Otterberg
                              Facsimile: (312) 906-3420
                              Telephone: (312) 906-3425

                              WELLS FARGO BANK, N.A.

                              By:  /s/Laila S. Partridge
                              Name:Laila S. Partridge
                              Title:Vice President

                              Lending Office:

                              Wells Fargo Bank, N.A.
                              420 Montgomery Street, 9th Floor
                              San Francisco, CA 94104
                              Attention: Judi Steele
                              Facsimile: (415) 989-4319
                              Telephone: (415) 396-3807

                              Address for notices:

                              Wells Fargo Bank, N.A.
                              420 Montgomery Street, 9th Floor
                              San Francisco, CA 94104
                              Attention: Laila Partridge
                              Facsimile: (415) 421-1352
                              Telephone: (415) 396-2494

                              ABN AMRO BANK N.V.

                              By:  /s/Bernard J. McGuigan
                              Name:Bernard J. McGuigan
                              Title:Group Vice President


                              By:  /s/Christine E. Holmes
                              Name:Christine E. Holmes
                              Title:Vice President

                              Lending Office:

                              ABN AMRO Bank N.V.
                              135 S. LaSalle Street, Suite 425
                              Chicago, IL 60674-9135
                              Attention: Loan Operations
                              Facsimile: (312) 606-8435
                              Telephone: (312) 904-2961

                              Address for notices:

                              ABN AMRO Bank N.V.
                              135 S. LaSalle Street, Suite 425
                              Chicago, IL 60674-9135
                              Attention: Jozef A.C. Henriquez
                              Facsimile: (312) 606-8425
                              Telephone: (312) 904-2611

                              TORONTO DOMINION BANK (TEXAS), INC.

                              By:  /s/Frederic Hawley
                              Name:Frederic Hawley
                              Title:Vice President

                              Lending Office:

                              Toronto Dominion Bank (Texas), Inc.
                              909 Fannin Street, Suite 1700
                              Houston, TX 77010
                              Attention: Jorge Garcia
                              Facsimile: (713) 951-9921
                              Telephone: (713) 653-8242

                              Address for notices:

                              Toronto Dominion Bank (Texas), Inc.
                              909 Fannin Street, Suite 1700
                              Houston, TX 77010
                              Attention: Jorge Garcia
                              Facsimile: (713) 951-9921
                              Telephone: (713) 653-8242

                              THE LONG TERM CREDIT BANK OF
                              JAPAN, LTD.

                              By:  /s/Richard E. Stahl
                              Name:Richard E. Stahl
                              Title:Senior Vice President and
                                    Joint General Manager

                              Lending Office:

                              The Long Term Credit Bank of
                                Japan, Ltd.
                              Chicago Branch
                              190 South LaSalle Street, Suite 800
                              Chicago, IL 60603
                              Attention: John R. Carley
                              Facsimile: (312) 704-8505
                              Telephone: (312) 853-9516

                              Address for notices:

                              The Long Term Credit Bank of
                                 Japan, Ltd.
                              Chicago Branch
                              190 South LaSalle Street, Suite 800
                              Chicago, IL 60603
                              Attention: John R. Carley
                              Facsimile: (312) 704-8505
                              Telephone: (312) 853-9516

 BofA is a party to this Agreement solely as an Issuing Bank with respect to Letters of Credit. BofA shall have no commitment to make Loans, to hold or purchase a participation in any Letter of Credit, or to issue any additional Letters of Credit hereunder. Notwithstanding the foregoing, BofA shall be a "Bank", under the provisions of this Agreement, with a Commitment Percentage of zero percent (0%).

                              BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION

                              By: /s/Dennis Dubois
                              Name:Dennis Dubois
                              Title:Vice President

                              Address for payment:
                              Bank of America-Account
                                Administration
                              1850 Gateway Boulevard
                              Concord, CA  94520
                              Attention:  Peggy Sanders
                              Facsimile:  (510) 675-7531
                              Telephone:  (510) 675-7732

                              Address for notices:
                              Bank of America-Account
                                Administration
                              1850 Gateway Boulevard
                              Concord, CA  94520
                              Attention:  Peggy Sanders
                              Facsimile:  (510) 675-7531
                              Telephone:  (510) 675-7732